UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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Lilis Energy, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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December 15, 2015

Dear Stockholder:

You are cordially invited to join us for our 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”) of Lilis Energy, Inc. (the “Company”) to be held on Tuesday, December 29, 2015 at the offices of Ellenoff, Grossman and Schole LLP, located at 1345 Ave of the Americas, New York, NY 10105, at 10:00 a.m. local time.

At the 2015 Annual Meeting, you will be asked to consider and vote on the proposals described in the accompanying the formal notice of annual meeting and proxy statement, as well as on such other business as may properly come before the meeting.

Whether you own a few or many shares of our common stock, it is important that your shares be represented. Regardless of whether you plan to attend the 2015 Annual Meeting in person, please take a moment now to vote your proxy by completing and signing the enclosed proxy card and promptly returning it in the envelope provided, or by granting a proxy and giving voting instructions by telephone or the internet. Instructions on how to vote your shares are located on your proxy card or on the voting instruction card provided by your broker.

The officers and directors of the Company appreciate and encourage stockholder participation. We look forward to seeing you at the 2015 Annual Meeting.

Sincerely,

/s/ Abraham Mirman
Abraham Mirman
Chief Executive Officer

Lilis Energy, Inc.

216 16th Street, Suite #1350

Denver, CO 80202

Telephone: (303) 893-9000

PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD DECEMBER 29, 2015

Important Notice Regarding the Availability of Proxy Materials This Proxy Statement and the form of proxy are available to you for access and review at www.lilisenergyco.com and www.sec.gov.

To Our Stockholders:

You are cordially invited to attend the 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”) of Lilis Energy, Inc. (“we,” “us,” “our,” “Lilis Energy,” “Lilis,” or the “Company”), at the offices of Ellenoff, Grossman and Schole LLP, located at 1345 Ave of the Americas, New York, NY 10105 at 10:00 a.m. local time on December 29, 2015, or at any adjournment or postponement thereof, for the following purposes:

1.	To elect five directors for one-year terms expiring at the 2016 annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To conduct a non-binding advisory vote on the compensation of our named executive officers;

3.	To amend the 2012 Equity Incentive Plan to increase the number of common shares available for grant under the Plan from 6,800,000 shares to 10,000,000 shares; and re-approve the Internal Revenue Code Section 162(m) individual award limits and performance criteria under the Plan;

4.	To ratify the selection of Marcum LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2015; and

5.	To transact such other business as may properly come before the 2015 Annual Meeting.

Details relating to the above matters are set forth in the attached proxy statement.  All of Lilis’s stockholders of record as of the close of business on November 27, 2015 will be entitled to vote at the 2015 Annual Meeting or at any adjournment or postponement thereof.

All stockholders are cordially invited to attend the 2015 Annual Meeting.  If you do not plan to attend the 2015 Annual Meeting, you are urged to sign, date and promptly return the enclosed proxy.  A reply card is enclosed for your convenience.  The giving of a proxy will not affect your right to vote in person if you attend the 2015 Annual Meeting.

The Company’s Board of Directors (the “Board”) intends to send these proxy materials to stockholders on or about December 15, 2015.

By Order of the Board

/s/ Nuno Brandolini
Nuno Brandolini
Chairman, Board of Directors
December 15, 2015

YOUR VOTE IS IMPORTANT.

 PLEASE COMPLETE, DATE, SIGN AND RETURN YOUR PROXY CARD PROMPTLY.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to additional matters to be presented at the 2015 Annual Meeting; executive sessions of the Board; potential payments upon termination or change in control; the impact of the compensation program on the Company; and any statements or assumptions underlying any of the foregoing.

Forward-looking statements may include the words “may,” “should,” “could,” “estimate,” “intend,” “plan,” “project,” “continue,” “believe,” “expect” or “anticipate” or other similar words. These forward-looking statements present our estimates and assumptions only as of the date of this presentation. Except as required by law, we do not intend, and undertake no obligation, to update any forward-looking statement.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. For a detailed description of factors that could cause actual results to differ materially from those expressed in any forward-looking statement, we urge you to carefully review and consider the disclosures made in the “Risk Factors” sections of our SEC filings, available free of charge at the Securities and Exchange Commission’s (“SEC”) website (www.sec.gov).

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GENERAL INFORMATION

Proxy Solicitation

The Board is soliciting proxies to be used at our 2015 Annual Meeting to be held at 10:00 a.m. local time December 29, 2015, at the offices of Ellenoff, Grossman and Schole LLP located at 1345 Ave of the Americas, New York, NY 10105.  This proxy statement contains important information regarding Lilis’s 2015 Annual Meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote, and voting procedures.

Who Can Vote

Stockholders of record at the close of business on November 27, 2015, also referred to herein as the “record date,” may vote at the 2015 Annual Meeting.  As of the record date, we had 27,858,255 issued and outstanding shares of common stock (“Common Stock”), which were held by approximately 89 record holders.

If you hold shares in a stock brokerage account or by a nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker or nominee, who is considered the record holder with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee on how to vote and you are also invited to attend the 2015 Annual Meeting.  However, because you are not the stockholder of record, you may not vote these shares in person at the 2015 Annual Meeting unless you first obtain from your broker or nominee a letter recognizing you as the beneficial owner of your shares.  Your broker or nominee has enclosed a voting instruction card for you to use.

You are urged to vote by proxy regardless of whether you attend the 2015 Annual Meeting.

Broker Non-Votes

Brokers, banks, or other holders of record are not permitted to vote on certain types of proposals without specific client instructions.  In these cases, the broker can register your shares as being present at the 2015 Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the new rules. This is called a “broker non-vote.” If you are a beneficial owner whose shares are held of record by a broker, bank, or other holder of record, you must instruct the broker, bank, or other holder of record how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker, bank or other holder of record does not have discretionary authority to vote. Accordingly, it is particularly important that beneficial owners instruct their broker, bank or other holder of record how they wish to vote their shares.  At the 2015 Annual Meeting, if your broker, bank, or other holder of record does not have discretionary voting authority to vote on any of the proposals without instructions from you, a broker non-vote will occur and your shares will not be voted on these matters.

How You Can Vote

You can vote your shares if you are represented by proxy or present in person at the 2015 Annual Meeting.  You are entitled to one vote for each share of Common Stock held in your name on the record date. If you hold your shares through your broker in “street name,” you may direct your broker or nominee to vote by proxy, but you may not vote in person at the 2015 Annual Meeting unless you first obtain from your broker or nominee a letter recognizing you as the beneficial owner of your shares.  If you return a properly signed proxy card, the proxy holders will vote your shares as you direct.  If your proxy card does not specify how you want to vote your shares, the proxy holders will vote your shares as recommended by the Board with regard to all proposals.

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Revocation of Proxies

You can revoke your proxy at any time before it is voted at the 2015 Annual Meeting by any of the following three methods:

●	by voting in person at the 2015 Annual Meeting;

●	by delivering to our corporate secretary, Ariella Fuchs, a written notice of revocation dated after the proxy; or

●	by delivering another proxy dated after the previous proxy.

Required Votes and Voting Procedures

Each share of Common Stock has one vote on each matter properly brought before the 2015 Annual Meeting.  In order to conduct business at the 2015 Annual Meeting, a quorum of a majority of the outstanding shares of Common Stock entitled to vote as of the record date must be present in person or represented by proxy.  Abstentions and broker non-votes are included in the determination of the number of shares present at the 2015 Annual Meeting for purposes of determining the presence of a quorum and are tabulated separately.

Proposal	Vote Required
Proposal No. 1: To elect five directors for one year terms expiring at the 2016 annual meeting of stockholders and until their successors are duly elected and qualified	The five nominees who receive the greatest number of votes cast (plurality) will be elected as directors. There is no cumulative voting for directors. Abstentions and broker non-votes will not be counted for purposes of the election of directors and therefore will have no effect on the outcome of such election.
Proposal No. 2: To conduct a non-binding advisory vote on the compensation of our named executive officers	Majority of votes cast. Abstentions and broker non-votes are not considered votes cast and therefore will have no effect on the outcome of Proposal No. 2.
Proposal No. 3: To amend the 2012 Equity Incentive Plan to increase the number of common shares available for grant under the Plan from 6,800,000 shares to 10,000,000 shares; and to re-approve the Internal Revenue Code Section 162(m) individual annual award limits and performance criteria under the Plan	Majority of votes cast. Abstentions and broker non-votes are not considered votes cast and therefore will have no effect on the outcome of Proposal No. 3.
Proposal No. 4: To ratify the selection of Marcum LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2015.	Majority of votes cast. Abstentions and broker non-votes are not considered votes cast and therefore will have no effect on the outcome of Proposal No. 4.

Inspector of Elections

Votes cast by proxy or in person at the 2015 Annual Meeting will be counted by the person we appoint to act as election inspector for the meeting.

Costs of Proxy Solicitation

The Company will bear the costs of soliciting proxies from its stockholders.  Directors, officers and other employees and agents of the Company not specially employed for this purpose may solicit proxies, without additional remuneration therefore, by personal interview, mail, telephone or other means of communication. The Company will request brokers and other fiduciaries to forward proxy soliciting material to the beneficial owners of shares of Common Stock that are held of record by such brokers and fiduciaries and will reimburse such persons for their reasonable out-of-pocket expenses.

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Admission to the 2015 Annual Meeting

If you plan to attend the 2015 Annual Meeting, please mark the appropriate box on the proxy card and return the proxy card promptly. If you are a stockholder of record, you will only be admitted once we verify your share ownership. If you are a beneficial owner, you will only be admitted upon presentation of evidence of your beneficial holdings, such as a bank or brokerage firm account statement.

Stockholder List

A complete list of stockholders entitled to vote at the 2015 Annual Meeting will be available for examination by any stockholder, for any purpose germane to the meeting, at the meeting and at our principal executive offices located at 1900 Grant Street, Suite #720, Denver, CO 80203 during normal business hours for a period of at least 10 days prior to the 2015 Annual Meeting.

Stockholder Proposals

Any stockholder of the Company who desires to submit a proposal for action at the 2016 annual meeting of stockholders, including the nomination of directors, and wishes to have such proposal (a “Rule 14a-8 Proposal”) included in the Company’s proxy materials, must submit such Rule 14a-8 Proposal to the Company at its principal executive offices no later than 120 calendar days before the date of the company's proxy statement released to stockholders in connection with the previous year's annual meeting unless the Company notifies the stockholders otherwise. Only those Rule 14a-8 Proposals that are timely received by the Company and proper for stockholder action (and otherwise proper) will be included in the Company’s proxy materials.

Notice of a stockholder proposal submitted outside the processes of Rule 14a-8 for the 2016 annual meeting of stockholders will be considered untimely unless received by us no later than 45 days before the anniversary of the date on which we first sent our proxy materials for this 2015 Annual Meeting. In addition, if a stockholder intends to present a proposal or director nomination at an annual meeting without including the proposal in the proxy materials related to that meeting, and if the proposal does not comply with the applicable requirements for inclusion under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, then the proxy or proxies designated by our board of directors for that meeting may vote in their discretion on any such proposal any shares for which they have been appointed proxies without mention of such matter in the proxy statement or on the proxy card for such meeting.

Any notices regarding stockholder proposals must be received by Lilis at its principal executive offices at 216 16th Street, Suite #1350, Denver, CO 80202, Attention: Corporate Secretary.

Additional Information

The Company will furnish a copy of its Annual Report on Form 10-K for the year ended December 31, 2014 to any stockholder free of charge and will furnish a copy of any exhibit to the Form 10-K upon payment of the Company’s reasonable expenses in furnishing such exhibit(s). Interested parties may request a copy of the Form 10-K or any exhibit thereto from the Secretary of the Company at the Company’s principal offices, located at 216 16th Street, Suite #1350, Denver, CO 80202. Copies may also be accessed and reviewed on our website at www.lilisenergyco.com under “Investors” and “SEC Filings” or on the SEC website at www.SEC.gov.

Other Business

We know of no other matter to be acted upon at the meeting. However, if any other matters are properly brought before the meeting, the person named in the accompanying proxy card as proxy for the holders of Lilis’s Common Stock will vote thereon in accordance with their best judgment.

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CORPORATE GOVERNANCE

The Board of Directors and Committees Thereof

Our Board of Directors conducts its business through meetings, through unanimous written consent, and through its committees. Our Board of Directors held 36 meetings in 2014, and took action by unanimous written consent on four occasions.  Each director attended at least 75% of (i) the meetings of the Board held after such director’s appointment and (ii) the meetings of the committees on which such director served after being appointed to such committee. Our policy regarding directors’ attendance at the annual meetings of stockholders is that all directors are expected to attend, absent extenuating circumstances.

Affirmative Determinations Regarding Director Independence and Other Matters

Our Board of Directors follows the standards of independence established under the rules of The NASDAQ Stock Market® (“Nasdaq”), as well as the Company’s Corporate Governance Guidelines on Director Independence, which was amended on December 10, 2015, attached hereto as Appendix A and a copy of which is available on our website at www.lilisenergy.com under “Investors—Corporate Governance—Highlights” in determining if directors are independent and has determined that three of our current directors, Mr. Brandolini, General McPeak and Mr. Ormand are “independent directors” under the Nasdaq rules referenced above.

In 2014, our Board determined that each of Mr. Edwards, Mr. Poster, Mr. White and Mr. Brandolini qualified as “independent directors” under the Nasdaq rules referenced above. D. Kirk Edwards, as previously disclosed, resigned from his position as a member of the Board and all positions thereon effective November 1, 2014.

On December 8, 2014, Mr. Poster and Mr. White notified the Company of their decision not to stand for re-election at the 2014 Annual Meeting. On December 23, 2014, we received notice from Nasdaq that we were no longer in compliance with the Nasdaq listing requirements regarding independent directors. Specifically, Nasdaq Listing Rule 5605(b)(1) requires that a majority of the Board of Directors of a listed company be comprised of independent directors. At that time, it had been determined that three of our five directors were independent in compliance with Nasdaq Listing Rule 5605(b)(1). However, as a result of the vacancies created by the departures of Mr. Poster and Mr. White, immediately following the 2014 Annual Meeting, our Board was comprised of three directors, only one of whom was independent (Mr. Brandolini) and two committees of the Board (Audit and Compensation) consisted of only one director (Mr. Brandolini). The Company submitted a compliance plan to Nasdaq addressing how it intended to regain compliance with Nasdaq Listing Rule 5605(b)(1). The Company believed that it had regained compliance with Nasdaq Listing Rules in February 2015 when it appointed General Merrill A. McPeak and Ronald D. Ormand to the Board in January 2015 and February 2015, respectively. Following notification of the board appointment, effective on February 25, 2015, NASDAQ sent a letter to the Company confirming compliance with Listing rules 5605(b)(1), 5605(c)(2), and 5605(d)(2).

No independent director receives, or has received, any fees or compensation directly as an individual from us other than compensation received in his or her capacity as a director or indirectly through their respective companies, except as described below. See Certain Relationships and Related Transactions and Director Independence. There were no transactions, relationships or arrangements not otherwise disclosed that were considered by the Board of Directors in determining whether any of the directors were independent.

Committees of the Board of Directors

Pursuant to our amended and restated bylaws, our Board of Directors is permitted to establish committees from time to time as it deems appropriate. To facilitate independent director review and to make the most effective use of our directors’ time and capabilities, our Board of Directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. The membership and function of these committees are described below.

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Audit Committee

The current members of our audit committee consist of Mr. Brandolini and General McPeak. Mr. Ormand had also served on the audit committee but resigned following a determination that he could not be considered independent and eligible for audit committee service pursuant to, Exchange Act Rule 10A-3, since he works for an investment bank that receives compensation from the Company in the amount of $25,000 per month. However, Mr. Ormand remains independent pursuant to the Nasdaq independence definition. We intend to appoint a director to fill the vacancy on the audit committee who will be eligible for audit committee service as soon as practicable.

Mr. Brandolini is currently the audit committee chair and he meets the definition of an audit committee financial expert. The audit committee has met five times since January 1, 2015 through the date of this report but met separately on several occasions in connection with a meeting of the full Board. The Board determined that each of Mr. Brandolini and General McPeak was independent as required by Nasdaq for audit committee members.

In 2014, our audit committee consisted of Mr. Edwards, Mr. Poster and Mr. White and, after Mr. Edwards resigned on November 1, 2014, Mr. Brandolini.  Mr. Edwards was the audit committee chair and met the definition of an audit committee financial expert. The Board determined that each of Mr. Edwards, Mr. Poster, Mr. White and Mr. Brandolini was independent as required by Nasdaq for audit committee members. The audit committee met four times in 2014.

The audit committee is governed by a written charter that is reviewed, and amended if necessary, on an annual basis. A copy of the charter is available on our website at www.lilisenergy.com under “Investors—Corporate Governance—Highlights.”

Compensation Committee

Our compensation committee currently consists of Mr. Brandolini and General McPeak. Mr. Ormand had also served on the compensation committee but resigned following a determination that he should not be considered independent and eligible for compensation committee service based on the above-described compensation paid to his investment bank.

General McPeak is the chair of the compensation committee. The compensation committee has met twice since January 1, 2015 through the date of this report but met separately on several occasions in connection with a meeting of the full Board. The Board determined that each of Mr. Brandolini and General McPeak were independent as required by Nasdaq for compensation committee members.

In 2014, our compensation committee consisted of Mr. Edwards, Mr. Poster, Mr. White and after Mr. Edwards resigned on November 1, 2014, Mr. Brandolini. Mr. Poster served as the chair of the compensation committee. The compensation committee met once during 2014, but met separately on several occasions in connection with a meeting of the full Board, whereby it acted by written consent thereafter.

The compensation committee reviews, approves and modifies our executive compensation programs, plans and awards provided to our directors, executive officers and key associates. The compensation committee also reviews and approves short-term and long-term incentive plans and other stock or stock-based incentive plans. In addition, the committee reviews our compensation and benefit philosophy, plans and programs on an as-needed basis. In reviewing our compensation and benefits policies, the compensation committee may consider the recruitment, development, promotion, retention, compensation of executive and senior officers of the Company, trends in management compensation and any other factors that it deems appropriate. Under its charter, the compensation committee may create and delegate such tasks to such standing or ad hoc subcommittees as it may determine to be necessary or appropriate for the discharge of its responsibilities, as long as the subcommittee has at least the minimum number of directors necessary to meet any regulatory requirements. The compensation committee may engage consultants in determining or recommending the amount of compensation paid to our directors and executive officers. The compensation committee is governed by a written charter that is reviewed, and amended if necessary, on an annual basis. A copy of the charter is available on our website at www.lilisenergy.com under “Investors—Corporate Governance—Highlights.”

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Nominating and Corporate Governance Committee

In October of 2014, our Board of Directors established a nominating and corporate governance committee in order to better position the Company for growth moving forward. The nominating and corporate governance committee met once during 2014.

Our nominating and corporate governance committee currently consists of Mr. Brandolini, General McPeak and Mr. Ormand. Mr. Ormand is the chair of the nominating and corporate governance committee. The nominating and corporate governance committee has met twice since January 1, 2015 through the date of this report but met separately on several occasions in connection with a meeting of the full Board.

The primary responsibilities of the nominating and corporate governance committee include identifying, evaluating and recommending for the approval of the entire Board of Directors potential candidates to become members of the Board of Directors, recommending membership on standing committees of the Board of Directors, developing and recommending to the entire Board of Directors corporate governance principles and practices for the Company and assisting in the implementation of such policies, and assisting in the identification, evaluation and recommendation of potential candidates to become officers of the Company. The nominating and corporate governance committee will review the Company’s code of business conduct and ethics and its enforcement and reviews and recommends to the Board whether waivers should be made with respect to such code. A copy of the nominating and corporate governance committee charter may be found on our website at www.lilisenergy.com under “Investor Relations—Corporate Governance—Highlights.”

Director Nominations Process

In the event that vacancies on our Board of Directors arise, the nominating and corporate governance committee will consider potential candidates for director, which may come to the attention of the nominating and corporate governance committee through current directors, professional executive search firms, stockholders or other persons.  The nominating and corporate governance committee and, in the past, our Board does not set specific, minimum qualifications that nominees must meet in order to be recommended as directors, but believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of the Company and the composition of our Board.  We do not have any formal policy regarding diversity in identifying nominees for a directorship, but consider it among the various factors relevant to any particular nominee.  We do not discriminate based upon race, religion, sex, national origin, age, disability, citizenship or any other legally protected status. In the event we decide to fill a vacancy that exists or we decide to increase the size of the Board, we identify, interview and examine appropriate candidates.  We identify potential candidates principally through suggestions from our Board and senior management.  Our Chief Executive Officer and Board members may also seek candidates through informal discussions with third parties.  We also consider candidates recommended or suggested by stockholders.

Communications with the Board of Directors

Stockholders may communicate with our Board of Directors or any of the directors by sending written communications addressed to the Board of Directors or any of the directors, Lilis Energy, Inc., 216 16th St., Suite #1350, Denver, CO 80202, Attention: General Counsel and Secretary. All communications are compiled by the general counsel and forwarded to the Board or the individual director(s) accordingly.

Code of Ethics

Our Board of Directors has adopted a code of business conduct and ethics (the “Code”) that applies to all of our officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. The Code codifies the business and ethical principles that govern all aspects of our business. A copy of the Code is available on our website at www.lilisenergy.com under “Investors—Corporate Governance—Highlights.” We undertake to provide a copy of the Code to any person, at no charge, upon a written request. All written requests should be directed to: Lilis Energy, Inc., 216 16th St., Suite #1350, Denver, CO 80202, Attention: General Counsel and Secretary.

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Board Leadership Structure

Our Board has separated the roles of our Chairman and Chief Executive Officer. Maintaining this leadership structure permits the Chief Executive Officer to focus his attention on managing our business and allows the Chairman to function as an important liaison between management and the Board, thus enhancing the Board’s ability to provide effective oversight of the Company’s management and affairs. Our Chairman provides input to the Chief Executive Officer and is responsible for presiding over the meetings of the Board and executive sessions of the non-employee directors. Our chief executive officer, who is also a member of the Board, is responsible for setting the Company’s strategic direction and for the day-to-day leadership performance of the Company. Based on the current circumstances and direction of the Company and the experienced membership of our Board, our Board believes that separate roles for our Chairman and our Chief Executive Officer, coupled with a majority of independent directors and strong corporate governance guidelines, is the most appropriate leadership structure for our Company and its stockholders at this time.

The Board’s Role in Risk Oversight

It is management’s responsibility to manage risk and bring to the Board’s attention any material risks to the company. The Board has oversight responsibility for the Company's risk policies and processes relating to the financial statements and financial reporting processes and the guidelines, policies and processes for mitigating those risks.

Compensation of Directors

The table below sets forth the compensation earned by our non-employee directors during the 2014 fiscal year. All amounts are in dollars.

Name	Fees Earned or Paid in Cash Compensation	Stock Awards (1)		Option Awards (2)		All Other Compensation	Total
Timothy N. Poster*	$-	$40,000	(3)	$-		$-	$40,000
Bruce B. White*	$-	$40,000	(6)	$-		$-	$40,000
Robert A. Bell (11)*	-	-		-		-	-
D. Kirk Edwards*	$-	$40,000	(7)	$-		$-	$40,000
Nuno Brandolini	$-	$40,000	(5)	$543,781	(4)	$-	$583,781
Abraham Mirman (12)	$-	$-		$-		$-	$-
G. Tyler Runnels (8)	$-	$-		$-		$-	$-
General Merrill McPeak (9)	$-	$-		$-		$-	$-
Ronald D. Ormand (10)	$-	$-		$-		$-	$-

* No longer a director of the Company.

(1)	Represents restricted stock awards under the Plan. The grant date fair values for restricted stock awards were determined by multiplying the number of shares awarded times the Company’s stock price on the date of grant. At the date of separation from the board of directors all unvested shares are forfeited and any compensation expense previously recorded for unvested shares will be reversed.
(2)	The dollar amounts indicated represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. See the Company’s annual report on Form 10-K, filed on April 15, 2015 for assumptions and inputs used to calculate the fair value of the options.
(3)	Represents 16,129 shares of Common Stock granted on June 1, 2014.
(4)	On October 1, 2014, the Compensation Committee granted 450,000 stock options to Mr. Brandolini pursuant to his independent director award agreement as follows: (i) 250,000 options were granted and vested immediately on October 1, 2014 for a fair value of $279,288 and (ii) 200,000 options that vest in equal installments over 3 years and valued at $264,493, starting from February 13, 2015.
(5)	Represents 34,188 shares of Common Stock granted on April 24, 2014.

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(6)	Represents 13,378 shares of Common Stock granted on April 24, 2014.
(7)	Represents 15,936 shares of Common Stock granted on May 22, 2014.
(8)	Mr. Runnels received no compensation in 2014 because he was not appointed to the Board until November 2014. In connection with his appointment to the Board, on November 21, 2014, Mr. Runnels entered into a Director Appointment Agreement (the “Appointment Agreement”) with the Company. Pursuant to the Appointment Agreement, Mr. Runnels will be paid $1 per year for each year that he is a director as compensation for his service on the Board. This was amended in April of 2015, pursuant to the amended non-employee director compensation terms.
(9)	General McPeak received no compensation in 2014 because he was not appointed to the Board until January 2015.
(10)	Mr. Ormand received no compensation in 2014 because he was not appointed to the Board until February 2015.
(11)	Mr. Bell resigned his positions as a Director and COO/President with the Company effective as of August 1, 2014, at which time he entered into a separation agreement with the Company, dated August 1, 2014, a copy of which was filed as Exhibit 10.9 to our quarterly report on Form 10-Q dated June 30, 2014, as filed on November 26, 2014. Under the separation agreement, the Company issued Mr. Bell 100,000 shares of Common Stock and $100,000. The Company accounted for the 100,000 shares of Common Stock issued to Mr. Bell as a new issuance and valued the Common Stock at the date of issuance and reversed the previous compensation expense. Mr. Bell forfeited any unvested shares of Common Stock or options that had been awarded to him under the terms of his employment agreement and pursuant to the Company’s Equity Incentive Plan.
(12)	Mr. Mirman is the Chief Executive Officer and a Director of the Company and receives compensation in connection with his employment as described above.

We entered into independent director agreements with Mr. Poster, Mr. White, Mr. Edwards and Mr. Brandolini. Pursuant to these agreements, we paid each such director annual cash compensation of $10,000 (payable quarterly), and an additional $10,000 per year (payable quarterly) to the chairman of each of our audit and compensation committees (as of fiscal year 2014, Mr. Edwards and Mr. Poster, respectively).

In addition, on each anniversary of the date an independent director was initially appointed to our Board (June 1, 2010 for Mr. Poster, April 24, 2012 for Mr. White, May 18, 2012 for Mr. Edwards and February 13, 2014 for Mr. Brandolini), so long as such director continues to be an independent director on such date, we issued to such director a number of shares of our Common Stock equal to $40,000 divided by the most recent closing price per share prior to the date of each annual grant. These grants are fully vested upon issuance. Accordingly, the Company granted Mr. Poster 16,129 shares on June 3, 2014, granted Mr. Edwards 15,936 shares on May 20, 2014, and granted Mr. White 13,378 on April 24, 2014.

On April 16, 2015, the Board adopted amended terms to the Company’s independent director compensation agreements and established an amended non-employee director compensation program. Our non-employee director compensation program is comprised of the following components:

●	Initial Grant: Each non-employee director receives an initial grant of 100,000 shares of Common Stock, which vest in three equal installments over a three year period, payable on the date of the director’s appointment anniversary (subject to the continued service of the director and certain accelerated vesting provisions);

●	Annual Stock Award: Each non-employee director will receive an annual stock award equal to $60,000 divided by the most recent per share closing price of the Common Stock on the national securities exchange on which the Common Stock is traded prior to the date of each annual grant, payable on the director’s appointment anniversary, and subject to certain accelerated vesting provisions;

●	Annual Cash Retainer: Each non-employee director will receive an annual cash retainer fee of $60,000, paid quarterly, which at the election of the director is payable in cash or stock (calculated by dividing the value of cash compensation (or a portion thereof), by the most recent per share closing price of the Common Stock on the national securities exchange on which the Common Stock is traded prior to the date of the grant; and

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●	Option Award: Each non-employee director will receive a grant of options to purchase 250,000 shares of Common Stock, 50,000 shares of which vest immediately and 200,000 shares of which vest in equal instalments over a three year period; and

●	Committee Fees: On a quarterly basis, beginning at the end of the first full quarter following the appointment of the non-employee director to Chairman of the Board, Chairman of the audit committee or Chairman of the Compensation Committee, the director will receive $12,500, $6,250 and $6,250, respectively, in cash compensation.

Both the past and present agreements permit a director to engage in other business activities in the energy industry, some of which may be in conflict with the best interests of Lilis Energy, and also states that if a director becomes aware of a business opportunity, he has no affirmative duty to present or make such opportunity available to the Company, except as may be required by his fiduciary duty as a director or by applicable law.

Indemnification of Directors and Officers

Pursuant to our certificate of incorporation we provide indemnification of our directors and officers to the fullest extent permitted under Nevada law.  We believe that this indemnification is necessary to attract and retain qualified directors and officers.

Narrative Disclosure of Compensation Policies and Practices as They Relate to Risk Management

In accordance with the requirements of Regulation S-K, Item 402(s), to the extent that risks may arise from our compensation policies and practices that are reasonably likely to have a material adverse effect on Lilis, we are required to discuss these policies and practices for compensating our employees (including employees that are not named executive officers) as they relate to our risk management practices and the possibility of incentivizing risk-taking.  We have determined that the compensation policies and practices established with respect to our employees are not reasonably likely to have a material adverse effect on Lilis and, therefore, no such disclosure is necessary.  The compensation committee and the Board are aware of the need to routinely assess our compensation policies and practices and will make a determination as to the necessity of this particular disclosure on an annual basis.

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PROPOSAL 1: Election of Directors

Our Board proposes that the five nominees described below, each of whom currently serves as a member of our Board, be elected for a term ending on the date of our 2016 annual meeting and until their successors are duly elected and qualified.  It is the intention of the person named as proxy in the enclosed proxy to vote FOR the election of all such nominees.

Each of the nominees has consented to serve as a director.  If any director should become unavailable to serve as a director, our Board may designate a substitute nominee, or the number of directors that constitutes the full Board may be reduced to eliminate the vacancy. In the event any of the nominees named below becomes unable or unwilling to serve as a director, shares represented by valid proxies will be voted FOR the election of such other person as the Board may nominate.  The term of our current directors expires at the 2016 Annual Meeting and when their successors are duly elected and qualified.

We seek directors with strong reputations and experience in areas relevant to our strategy and operations.  Each of the nominees for election as director holds or has held senior management positions in complex organizations and has operating experience that meets this objective, as described below.  In these positions, the nominees have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, corporate governance, risk management and leadership development. We believe that each of the nominees has other key attributes that are critical to the composition of an effective Board: integrity and demonstrated impeccable ethical standards, sound judgment, analytical skills, the ability to work together in a constructive and collaborative fashion and the commitment to devote significant time and energy to service on the Board and its committees.

Information Concerning the Nominees for Election as Directors

Nuno Brandolini, Chairman of the Board of Directors. Mr. Brandolini was appointed to the board of directors (the “Board” or the “Board of Directors”) in February 2014, and became chairman in April 2014. Mr. Brandolini served as a member of the general partner of Scorpion Capital Partners, L.P. (“Scorpion Capital”), a private equity firm organized as a small business investment company (SBIC) until June 2014. Prior to forming Scorpion Capital and its predecessor firm, Scorpion Holding, Inc., in 1995, Mr. Brandolini served as managing director of Rosecliff, Inc., a leveraged buyout fund co-founded by Mr. Brandolini in 1993. Mr. Brandolini served previously as a vice president in the investment banking department of Salomon Brothers, Inc., and a principal with the Batheus Group and Logic Capital, two venture capital firms. Mr. Brandolini began his career as an investment banker with Lazard Freres & Co. Mr. Brandolini is a director of Cheniere Energy, Inc. (NYSE MKT: LNG), a Houston-based company primarily engaged in LNG related businesses. Mr. Brandolini received a law degree from the University of Paris and an M.B.A. from the Wharton School of the University of Pennsylvania.

Director Qualifications:

●	Leadership Experience - Executive positions with several private equity firms and a position on the board of directors of Cheniere Energy, Inc.

●	Industry Experience - Service on the board of directors of Cheniere Energy, Inc., as well as personal investments in the oil and gas industry.

Abraham Mirman, Director. Mr. Mirman joined our Board of Directors on September 12, 2014. He currently serves as the Company’s Chief Executive Officer and has held that position since April 21, 2014. Prior to being appointed to his current position of Chief Executive Officer, Mr. Mirman served as the Company’s President beginning in September 2013. During that same time, from April 2013 until September 2014, Mr. Mirman served as the Managing Director, Investment Banking at T.R. Winston & Company, LLC (“TR Winston”). Between 2012 and February 2013, Mr. Mirman served as Head of Investment Banking at John Thomas Financial. From 2011 to 2012, Mr. Mirman served as Head of Investment Banking at BMA Securities. And from 2006 to 2011, Mr. Mirman served as Chairman of the Board of Cresta Capital Strategies LLC. During Mr. Mirman’s service as Chief Executive Officer, the Company has completed several significant capital raising transactions and negotiated a final settlement with its senior secured lender.

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Director Qualifications:

●	Leadership Experience - Chief Executive Officer of Lilis Energy; Chairman of the Board of Cresta Capital Strategies LLC; Head of Investment Banking at BMA Securities; Head of Investment Banking at John Thomas Financial; Managing Director, Investment Banking at TR Winston.

●	Industry Experience - Personal investment in oil and gas industry, and experience as an executive officer of Lilis Energy.

General Merrill McPeak, Director. General McPeak joined our Board of Directors in January 2015. He served as the fourteenth chief of staff of the U.S. Air Force and flew 269 combat missions in Vietnam during his distinguished 37-year military career. Following retirement from active service in 1994, General McPeak launched a second career in business. He was a founding investor and chairman of Ethicspoint, an ethics and compliance software and services company, which was subsequently restyled as industry leader Navex Global, which was acquired in 2011 by a private equity firm. General McPeak co-invested and remained a board member of NAVEX Global, until it was sold again in 2014. From 2012 to 2014, General McPeak was Chairman of Coast Plating, Inc., a Los Angeles-based, privately held provider of metal processing and finishing services, primarily to the aerospace industry, which was also acquired in a private equity buyout. He remains a director of that company, now called Valence Surface Technologies. He also currently serves as a director of GenCorp, Lion Biotechnologies and Research Solutions, Inc. Formerly, he was a director of DGT Holdings, a real estate company, Tektronix, TWA and ECC International, a defense subcontractor, where he served for many years as chairman of the Board. General McPeak has a B.A. degree in Economics from San Diego State College and an M.S. in International Relations from George Washington University. He is a graduate of the National War College and of the Executive Development Program of the University of Michigan Graduate School of Business. He spent one academic year as Military Fellow at the Council on Foreign Relations.

Director Qualifications:

●	Leadership Experience - Chief of Staff of the U.S. Air Force; Founding investor and chairman of Ethicspoint (subsequently Navex Global);

●	Industry Experience - Personal investments in the oil and gas industry.

Ronald D. Ormand, Director. Mr. Ormand joined our Board of Directors in February, 2015, bringing with him more than 33 years of experience as a senior executive and investment banker in energy, including extensive financing and mergers and acquisitions expertise in the oil and gas industry. During his career, he has completed more than $25 billion of capital markets and financial advisory transactions, both as a principal and as a banker. He is currently the Chairman and Head of Energy Investment Banking Group at MLV & Co., where he focuses on investment banking and principal investments in the energy sector. Prior to joining MLV & Co. in November 2013, from 2009 to 2013 he was a senior executive at Magnum Hunter Resources Corporation (NYSE:MHR), an exploration and production company engaged in unconventional resource plays, as well as midstream and oilfield services operations. He was part of the management team that took over prior management and grew MHR from approximately $35 million enterprise value to over $2.5 billion enterprise value at the time he left in 2013. Mr. Ormand served on the Board of Directors and in several senior management positions for MHR, including Executive Vice President, Chief Financial Officer and Executive Vice President of Capital Markets. In connection with his prior position as Chief Financial Officer of MHR, Mr. Ormand, without admitting or denying any of the allegations, has signed an Offer of Settlement prepared by the Securities and Exchange Commission (the “SEC”) in connection with an investigation of MHR’s books and records and internal controls for financial reporting. Specifically, if the settlement is approved by the SEC, Mr. Ormand will agree to cease and desist from violating Sections 13(a) and 13(b)(2)(A) and (B) of the Exchange Act and Rules 13a-1, 13a-13 and 13-15(a) thereunder.  He will also agree to pay a penalty of $25,000 upon final settlement.  In the proposed settlement of the matter, the SEC did not allege any anti-fraud violations, intentional misrepresentations or willful conduct on the part of Mr. Ormand. Mr. Ormand's career includes serving as Managing Director and Group Head of U.S. Oil and Gas Investment Banking at CIBC World Markets and Oppenheimer (1988-2004); Head Of North American Oil and Gas Investment Banking at West LB A.G. (2005-2007), and President and CFO of Tremisis Energy Acquisition Corp. II, an energy special purpose acquisition company from 2007-2009. Mr. Ormand has previously served as a Director of Greenhunter Resources, Inc. (2011-2013), Tremisis (2007-2009), and Eureka Hunter Holdings, Inc., a private midstream company (2010-2013). Mr. Ormand holds a B.A. in Economics, an MBA in Finance and Accounting from UCLA and studied Economics at Cambridge University, England.

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Director Qualifications:

●	Leadership Experience - Chairman, Head of Energy Investment Banking Group at MLV & Co.; Senior executive at Magnum Hunter Resources Corporation and investment banker.

●	Industry Experience - Extensive experience in oil and gas development and services industries at the entities and in the capacities described above.

G. Tyler Runnels, Director. Mr. Runnels was appointed to the Board of Directors in November 2014. He is the Chairman and Chief Executive Officer of TR Winston. Mr. Runnels has been with TRW since 1990 and became its Chairman and Chief Executive Officer in 2003 when he acquired control of the firm. He has over 30 years of investment banking experience and has led over $2 billion of debt and equity financings, mergers and acquisitions, initial public offerings, bridge financings, and financial restructurings across a variety of industries, including healthcare, oil and gas, business services, manufacturing, and technology. Mr. Runnels serves on the Pepperdine University President’s Campaign Cabinet. Mr. Runnels received a B.S. and MBA from Pepperdine University and he holds FINRA Series 7, 24, 55, 63 and 79 licenses.

Director Qualifications:

●	Leadership Experience - Chairman and Chief Executive Officer of TR Winston; member of the board of directors of FORT Properties, Inc.

●	Industry Experience - Personal investment in oil and gas industry; investment banking experience in oil and gas industry.

Directors hold office for one year terms expiring at the 2016 annual meeting and until their successors are duly elected and qualified. Officers are elected by, and serve at the discretion of, our Board. None of the above individuals has any family relationship with any other. It is expected that our Board will elect officers following each annual meeting of stockholders.

Recommendation of the Board

The Board recommends that you vote “FOR” each of the nominees for election to the Board.

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PROPOSAL 2: Non-Binding Advisory Vote on Named Executive Officer
Compensation (Say On Pay Vote)

Pursuant to the requirements of the Dodd-Frank Act, we are seeking a non-binding advisory vote from holders of our Common Stock to approve the compensation of our named executive officers as described in the Narrative Disclosure to Summary Compensation Table and the Executive Compensation sections of this proxy statement. This proposal is also referred to as “the say on pay vote.” The Company will hold an advisory vote on executive compensation every year until the next required advisory vote with respect to the frequency of advisory votes on executive compensation, which will occur at the Company’s annual meeting of stockholders in 2018.

As more fully described in the Narrative Disclosure to Summary Compensation Table section, our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success. We believe that the various elements of our executive compensation program work together to promote our goal of ensuring that total compensation should be related both to Lilis and individual performance.

Stockholders are urged to read the Narrative Disclosure to Summary Compensation Table section of this proxy statement, beginning on page 31, which discusses how our executive compensation policies implement our compensation philosophy, and the Executive Compensation section of this proxy statement beginning on page 25, which contains tabular information and narrative discussion about the compensation of our named executive officers, for additional details about our executive compensation programs. The compensation committee and the Board believe that these policies are effective in implementing our compensation philosophy and in achieving its goals.

We are asking our stockholders to indicate their support for our named executive compensation as described in this proxy statement. This proposal gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking our stockholders to approve, on an advisory basis, the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of Lilis’s named executive officers, as disclosed in this proxy statement, including the Narrative Disclosure to Summary Compensation Table, the executive compensation tables, and the narrative discussion under Executive Compensation contained in the proxy statement.”

Because your vote is advisory, it will not be binding upon the Board. However, the Board values stockholders’ opinions and the compensation committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Recommendation of the Board

The Board recommends that you vote “FOR” the advisory vote on named executive officer compensation.

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PROPOSAL 3: APPROVAL OF AMENDMENT TO THE 2012 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR GRANT FROM 6,800,000 TO 10,000,000; AND Re-Approval of the Internal Revenue Code Section 162(m) Annual Award Limits and Performance Criteria under the Plan

Our stockholders approved the adoption of the 2012 Equity Incentive Plan (the “Plan”) during a special meeting of stockholders held on September 26, 2012.  In connection with the adoption of the Plan, our stockholders also approved that 900,000 shares of Common Stock were to be available for grant pursuant to the terms of the Plan.  At our annual meeting held on June 27, 2013, our stockholders approved an increase in the number of shares of Common Stock available for grant under the Plan from 900,000 shares to 1,800,000 shares. At a special meeting of stockholders held on November 13, 2013, the stockholders approved an amendment to increase the number of shares of Common Stock available for grant under the Plan from 1,800,000 shares to 6,800,000 shares and to increase the number of shares eligible for grant under the Plan in a single year to a single participant from 1,000,000 shares of Common Stock to 3,000,000 shares of Common Stock.

Since adoption of the Plan, the Company has granted (net of expirations and forfeitures) 1,915,788 shares of restricted Common Stock and 4,516,667 options to purchase shares of Common Stock to officers and directors, of which all restricted shares and 1,333,334 options have vested.

In addition, effective as of March 30, 2015, the Company entered into an amended and restated employment agreement with Abraham Mirman (the “2015 Mirman Agreement”), whereby, among other things, he would receive 2,000,000 options to purchase Common Stock where one-third of the options vest immediately and two-thirds vest in two annual installments on each of the next two anniversaries of the grant date (the “Unvested Shares”). The Unvested Shares are subject to the approval of the stockholders of an increase in the number of shares available for grant under the Plan. See “Employment Agreements and Other Arrangements—Mr. Mirman.”

The options to purchase 2,000,000 shares of Common Stock of the Company granted to Mr. Mirman pursuant to the 2015 Mirman Agreement were granted at an exercise price equal to the Company’s closing share price on March 27, 2015.

In order to continue to accommodate the Unvested Options granted to Mr. Mirman, in addition to the ability to grant future equity incentive awards, it is necessary to ensure that there is a sufficient number of shares available under the Plan. Therefore, the Company is proposing to increase the number of shares of Common Stock available under the Plan from its current amount of 6,800,000 shares to 10,000,000 shares, an increase of 3,200,000 shares. Based upon current awards to date, and giving effect to the shares proposed to be reserved in connection with the awards to Mr. Mirman, upon approval, the Company will have 1,200,000 shares available under the Plan for future incentive awards.

The Company is also asking stockholders to re-approve individual award limits and business criteria that can be used in establishing performance goals for performance awards granted under the Plan, in each case as described in this Proposal 3, for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

We believe equity-based compensation is a valuable component of our reward system.  Long-term incentives and stock-based awards focus employees on the objective of creating stockholder value and promoting the success of the Company.  The board of directors and the compensation committee believe that a further increase in the number of shares available for issuance pursuant to the Plan is essential to the best interests of the Company and its stockholders as it will enable us to continue to offer our employees and our non-employee directors competitive and efficient equity incentive compensation.

Summary of the Plan

The principal features of the Plan are summarized below. This summary is qualified in its entirety by the provisions of the Plan, which appears as Appendix B to this proxy statement.

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Securities Subject to the Plan

Currently, the aggregate number of shares of Common Stock subject to stock grants and other awards under the Plan is 6,800,000.  If the amendment is approved, the aggregate number of shares of Common Stock subject to stock grants and other awards under the Plan will be 10,000,000.  To the extent that an award expires, ceases to be exercisable, is forfeited or repurchased by the Company, any shares subject to the award may be used again for new grants under the Plan. In addition, shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation with respect to any award (other than a stock option) may be used for grants under the Plan. To the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company will not be counted against the shares available for issuance under the Plan.

Administration of the Plan

The Plan will be administered by the compensation committee of the board of directors. The compensation committee will consist solely of two or more directors, each of whom qualifies as a non-employee director pursuant to Rule 16b-3 of the Securities and Exchange Act, and, to the extent the board of directors considers it desirable for compensation delivered pursuant to a grant of awards under the Plan to be eligible to qualify for an exemption under Code Section 162(m), the committee will consist of two or more “outside directors” pursuant to Section 162(m).

Eligibility

Employees, directors and consultants of the Company are eligible to receive options, restricted stock, stock appreciation rights, bonus stock, restricted stock units, and other equity-based awards under the Plan. The administrator determines which of such employees, consultants and directors will be granted options or other awards.

Vesting of Awards

An award vests or becomes exercisable at such times as determined by the administrator and set forth in the applicable award agreement. The administrator in its discretion may provide that an award will be vested or exercisable upon (i) the attainment of one or more performance goals or targets established by the administrator, (ii) the participant’s continued employment or service as a director or consultant, (iii) the occurrence of any event or the satisfaction of any other condition specified by the administrator in its sole discretion, or (iv) a combination of any of the foregoing. Each award may have different provisions with respect to vesting and/or exercise of the award. Also, at any time after the grant of an award, the administrator may accelerate the award’s vesting period.

Types of Awards

●	Options. The administrator may grant employees incentive stock options, meaning they are intended to satisfy the requirements of Code Section 422, or nonqualified stock options, meaning they are not intended to satisfy the requirements of Code Section 422. Directors and consultants may only receive nonqualified stock options. Each option will be evidenced by a written agreement. Award agreements evidencing incentive stock options will contain such terms and conditions as may be necessary to meet the applicable provisions of Code Section 422. The administrator sets the exercise price at the time the option is granted, except that the exercise price of any option that is intended to be an incentive stock option or to constitute Code Section 162(m) performance-based compensation may not be less than 100% of the fair market value (as determined under the Plan) of the shares of Common Stock subject to the option on the date the option is granted (or 110% for incentive stock options granted to a 10% owner). Nonqualified stock options may be granted with an exercise price of less than 100% of the fair market value of the shares of Common Stock subject to the option on the date the option is granted, but such options will be structured to comply with Code Section 409A. The term of an option is set by the administrator, provided that the term of the option may not be longer than 10 years from the date the option is granted (or in the case of an incentive stock option granted to a 10% owner, five years from the date of grant). An option may be exercised in whole or in part with respect to whole shares by delivery of an irrevocable notice of exercise in such manner as determined by the Company. The administrator may allow payment in whole or in part by the following: (i) cash or check or wire transfer; (ii) delivery of shares of Common Stock; (iii) delivery of a notice that the participant has placed a market sell order with a broker with respect to shares of Common Stock then issuable; or (iv) a cashless “net exercise” arrangement.

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●	Stock Appreciation Rights. The administrator may issue stock appreciation rights, or SARs, in such amounts and on such terms and conditions as determined by the administrator consistent with the Plan. A SAR will be evidenced by a written SAR agreement and will entitle the participant to exercise all or a portion of the SAR (to the extent then exercisable pursuant to its terms) and to receive an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the SAR from the fair market value on the date of exercise of the SAR by the number of shares of Common Stock with respect to which the SAR has been exercised. The exercise price per share of Common Stock subject to each SAR will be set by the administrator, but will not be less than 100% of the fair market value of the Common Stock on the date the SAR is granted. The term of a SAR is set by the administrator provided that the term of the SAR may not be longer than 10 years from the date the SAR is granted. A SAR may be paid to the participant in the form of cash, whole shares, or a combination thereof, based on the fair market value of the shares earned under the SAR on the date of payment.

●	Restricted Stock. The administrator may issue restricted stock on such terms and conditions as determined by the administrator consistent with the Plan. Restricted stock will constitute issued and outstanding shares of Common Stock for all corporate purposes and the grantee will have the right to vote, to receive and retain all regular cash dividends and such other distributions as the board of directors may designate, pay or distribute on such restricted stock, and to exercise all other rights, powers and privileges of a holder of Common Stock.

●	Restricted Stock Units. Restricted stock units, or RSUs, may be granted to any participant. An RSU entitles the holder to the right to receive shares or cash at the end of a deferral period. At the time of grant, the administrator will specify the date or dates on which the RSUs will become fully vested and non-forfeitable, and may specify such conditions to vesting as it deems appropriate, including any performance criteria or other specific criteria, in each case on a specified date or dates or over any period or periods determined by the administrator. Upon the vesting of an RSU, the grantee will become entitled to receive a number of shares of Common Stock equal to the number of vested RSUs.

●	Bonus Stock. Bonus stock awards will be made in shares of Common Stock other than restricted stock and may, but need not, be subject to performance criteria or any other specific criteria determined by the administrator. The purchase price, if any, for Common Stock issued in connection with a bonus stock award or deferred stock award will be determined by the administrator in its sole discretion.

●	Other Awards. The Plan provides that the administrator may also grant other equity-based awards or any combination thereof to participants. The term of each such grant or issuance will be set by the administrator in its sole discretion. The administrator may establish the exercise price or purchase price, if any, of any such award as well as any vesting or performance criteria.

●

Performance Awards. The administrator may grant performance awards to participants under the Plan. The value of performance awards may be linked to any one or more of the performance criteria or other specific criteria determined by the administrator, in each case on a specified date or dates or over any period or periods determined by the administrator. Performance awards may be paid in shares of Common Stock, or both. The Company intends that certain performance awards under the Plan granted to persons who are designated by the compensation committee as likely to be “covered employees” within the meaning of Code Section 162(m) will, if so designated by the compensation committee, qualify as “performance-based compensation” within the meaning of Code Section 162(m). If an award is intended to qualify as “performance-based compensation” under Code Section 162(m), participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the administrator for the period are satisfied. Performance goals will be objective and will otherwise meet the requirements of Code Section 162(m).

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For purposes of Code Section 162(m), during any single calendar year, no Plan participant will be eligible to be granted awards under the Plan exceeding 3,000,000 shares of Common Stock. Stockholders are being asked to re-approve this 3,000,000-share limit for purposes of Code Section 162(m) under this Proposal 3.

One or more of the following business criteria for the Company (or any derivation thereof) will be used exclusively by the compensation committee in establishing performance goals for performance awards under the Plan intended to qualify as “performance-based compensation” under Code Section 162(m): (1) achievement of benchmarks such as specified acquisitions or financings; (2) earnings or earnings per share; (3) cash flow; (4) customer satisfaction; (5) revenues; (6) financial return ratios (such as return on equity and/or return on assets); (7) market performance; (8) stockholder return or value; (9) operating profits; (10) EBITDA; (11) net profits; (12) profit returns and margins; (13) stock price; (14) credit quality; (14) sales growth; (15) market share; (16) comparisons to peer companies (on a company-wide or divisional basis); (17) working capital; or (18) individual or aggregate employee performance.

Stockholders are being asked to re-approve the foregoing business criteria on which performance goals may be based for purposes of Code Section 162(m) in this Proposal 3.

Transferability of Awards

Awards granted under the Plan generally are not transferable except by will or the laws of descent and distribution and are only exercisable during the lifetime of the grantee of the award or the grantee’s guardian or legal representative. The administrator may permit transfers to certain persons or entities related to the participant, including but not limited to members of the grantee’s family or to such other persons or entities as may be expressly approved by the administrator after taking into account any applicable tax or securities laws.

Adjustment to Common Stock

In the event that any dividend or other distribution, recapitalization, common stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, share exchange, or other relevant change in capitalization affects the Company’s Common Stock such that an adjustment is appropriate to prevent dilution or enlargement of the rights of award grantees, the administrator will make equitable changes or adjustments to outstanding awards to prevent such dilution or enlargement of rights, and adjustments to the number of shares reserved under the stock or other property, the exercise price, grant price, or purchase price and terms relating to performance goals (such as share price targets).

Change in Control

In the event of a change in control of the Company (as defined in the Plan), the administrator in its sole discretion may (i) subject to certain limitations, negotiate a binding agreement whereby the surviving corporation or acquiring corporation may assume any outstanding award under the Plan or may substitute similar stock awards on an equitable basis of appropriate stock of the Company, or of the surviving corporation or acquiring corporation, which will be issuable in respect of the Common Stock, (ii) accelerate the vesting of outstanding awards, (iii) upon written notice to participants, provide that all unexercised awards must be exercised or satisfied upon the change in control or within a specified number of days of the date of such change in control, or (iv) prior to such a change in control, terminate any or all unexercised awards in exchange for cash or consideration similar to that received by stockholders of Common Stock of the Company, less the exercise price required under any such awards.

Tax Withholding

The Company may deduct or withhold, or require any participant to remit to the Company, a cash payment or shares of the Company’s Common Stock in an amount sufficient to satisfy applicable federal, state, local and foreign withholding tax obligations with respect to any award granted to that participant. The administrator may allow a participant to elect to have the Company withhold from any cash compensation paid to the participant or shares of Common Stock otherwise issuable under any award (or allow the return of shares of Common Stock).

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Amendment, Modification and Termination of the Plan

The board of directors may terminate, amend, suspend or modify the Plan, in whole or in part, at any time, except that no such action may diminish or impair the rights under an award previously granted without the affected participant’s consent. Stockholder approval must be obtained for any amendment to (i) increase the number of shares available under the Plan, (ii) increase the number of shares available under the Plan that may be issued as incentive stock options, (iii) change the class of individuals eligible to receive awards under the Plan, or (iv) make any other change that would require stockholder approval under applicable laws or stock exchange requirements.

Tax Consequences

The following is a brief summary under current law of the material United States federal income tax consequences to participants in the Plan. This summary deals with the general tax principles that apply and does not purport to be a complete description of the federal income tax consequences applicable to a participant or the Company. Some kinds of taxes, such as foreign taxes and state and local income taxes are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality.

●	Code Section 409A. Certain types of awards under the Plan, including certain nonqualified options and restricted stock units, may constitute, or provide for, a deferral of compensation subject to Code Section 409A. Unless certain requirements set forth in Code Section 409A are complied with, holders of such awards may be taxed earlier than would otherwise be the case and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties). To the extent applicable, the Plan and awards granted under the Plan will be structured and interpreted in a manner that is intended to allow the Plan and the awards to be exempt from or comply with Code Section 409A.

●	Nonqualified Stock Options. Holders granted nonqualified stock options under the Plan generally will not have taxable income on the grant of the option, nor will the Company be entitled to any deduction. Generally, on exercise of a nonqualified stock option a holder will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the Common Stock on the date of exercise. The basis in the shares of Common Stock for purposes of determining gain or loss on subsequent disposition of such shares generally will be the fair market value of the shares of Common Stock on the date of exercise the option. Any subsequent gain or loss will be generally taxable as capital gain or loss. Nonqualified stock options granted with an exercise price below the fair market value of a share of Common Stock on the date of grant may be subject to Code Section 409A.

●	Incentive Stock Options. There is no taxable income to an incentive stock option holder at grant or upon exercise of the incentive stock option. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price may be an “item of adjustment” for the holder for purposes of the alternative minimum tax. Gain realized by the holder on the sale of an incentive stock option is taxable at capital gains rates, and no tax deduction is available to the Company, unless the holder disposes of the shares within (i) two years after the date of grant of the option or (ii) within one year of the date the shares were transferred, then the difference between the option exercise price and the fair market value of the shares on the date of the option’s exercise will be taxed at ordinary income rates, and the Company will be entitled to a corresponding deduction.

●	Stock Appreciation Rights. No taxable income is realized upon the receipt of a SAR, but upon exercise of the SAR, the fair market value of the shares received, determined on the date of exercise of the SAR, or the amount of cash received in lieu of shares, must be treated as compensation taxable as ordinary income to the holder in the year of such exercise. The Company will be entitled to a deduction for compensation paid in the same amount which the recipient realized as ordinary income.

●	Restricted Stock. A holder generally will not have taxable income on the grant of restricted stock, nor will the Company then be entitled to any deduction, unless the holder makes an election under Code Section 83(b). However, when restrictions on shares of restricted stock lapse, the holder generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction, for an amount equal to the difference between the fair market value of the shares at the date such restrictions lapse over the purchase price for the restricted stock.

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●	Bonus Stock. Upon a grant of bonus stock, a holder generally will have taxable income equal to the value of the bonus stock, and the Company will be entitled to a deduction in the same amount.

●	Restricted Stock Units. A holder generally will not realize taxable income at the time of the grant of restricted stock units, and the Company will not be entitled to a deduction at that time. Instead, when the restricted stock units are settled, whether in cash or Common Stock, the holder will have ordinary income, and the Company will be entitled to a corresponding deduction. Restricted stock units may be subject to Code Section 409A.

●	Code Section 162(m). Code Section 162(m) limits the tax deductibility of compensation paid by a public company to its Chief Executive Officer and certain other highly compensated executive officers (excluding the Chief Financial Officer) to $1 million annually. There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements. The compensation committee considers the impact of this rule when developing and implementing the Company’s executive compensation program. Equity awards granted by the Company are generally designed to meet the deductibility requirements. The compensation committee also believes that it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying corporate goals. Accordingly, it has not adopted a policy that all compensation must qualify as deductible under Code Section 162(m). Amounts awarded or paid under any of our compensation programs, including salaries, annual incentive awards and equity awards, may not qualify as performance-based compensation that is excluded from the limitation on deductibility.

New Plan Benefits

The following New Plan Benefits table lists (1) each of the Company’s named executive officers, (2) all of the Company’s named executive officers and current executive officers as a group, (3) all of the Company’s eligible non-employee directors as a group, and (4) all other current employees who are not executive officers as a group, indicating the number of options that have been approved by the compensation committee under the Plan for each of the foregoing, subject to stockholder approval of the amendment to the Plan described in this Proposal 3.

Name and Position	Number of Units*
Abraham Mirman (president from Sep 2013 to Apr 2014; chief executive officer from Apr 2014 to present)	1,333,334
W. Phillip Marcum (former chief executive officer)	0
A. Bradley Gabbard (former chief financial officer; president)	0
Robert A. Bell (former president and chief operating officer and director)	0
Eric Ulwelling (former chief financial officer)	0
Executive Group	0
Non-Executive Director Group	0
Non-Executive Officer Employee Group	0

*All “units” reflected in the table represent nonqualified stock options to purchase shares of Common Stock that were granted as of March 30, 2015, subject to stockholder approval, with an exercise price of $0.90 per share (the closing price of the Common Stock on March 27, 2015), and with a scheduled expiration date of March 30, 2025. Such options are scheduled to vest and become exercisable in equal installments on March 30, 2016 and March 30, 2017.

Except as set forth above, because future awards under the Plan will be granted in the discretion of the compensation committee, the type, number, recipients, and other terms of such awards cannot be determined at this time. Information regarding our recent practices with respect to annual and long-term incentive awards and stock-based compensation under the Plan is presented in the “Summary Compensation Table,” “Outstanding Equity Awards at Fiscal Year-End” and “Equity Compensation Plan Information” tables contained in the “Compensation of Directors and Executive Officers” section of this proxy, and in our financial statements for the fiscal year ended December 31, 2014, in the Company’s Annual Report on Form 10-K filed on April 15, 2015.

Recommendation of the Board

The Board recommends that you vote “FOR” the amendment to the 2012 Equity Incentive Plan to increase the number of shares available for grant; and “FOR” re-approval of the Internal Revenue Code Section 162(m) annual award limits and performance criteria under the Plan.

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PROPOSAL 4: SELECTION of Appointment of Independent Registered Public AccountantS

On December 10, 2015, the audit committee of the Board selected Marcum LLP (“Marcum”) as the independent registered public accountant of the Company for 2015. The Board is submitting the selection of Marcum for ratification at the 2015 Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the Board and the audit committee believe the submission provides an opportunity for stockholders through their vote to communicate with the Board and the audit committee about an important aspect of corporate governance. If the stockholders do not ratify the selection of Marcum, the audit committee will reconsider the selection of that firm as the Company’s independent registered public accountants.

Hein & Associates LLP (“Hein”) served as the independent registered public accounting firm of the Company for the fiscal year 2013. On November 7, 2014, the Company was notified by Hein that it did not wish to stand for re-election.  Upon completion of its review of the Company’s interim condensed consolidated financial information included in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2014, Hein resigned as the Company’s independent registered public accounting firm.

The reports of Marcum and Hein on the Company’s consolidated financial statements for the years ended December 31, 2014 and 2013 contained no adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope or accounting principles. However, as previously reported in the Company’s Form 10-Q for the quarter ended March 31, 2014, Hein advised the Company of a material weakness in its internal controls over financial reporting as of March 31, 2014, related to the monitoring controls and related segregation of duties over automated and manual journal entry transaction processes, and as previously reported in the Company’s Form 10-Q for the quarter ended June 30, 2014, the Company, in consultation with Hein, determined that during the fourth quarter of 2013 and the first three quarters of 2014, there existed a material weakness with respect to the operation of the Company’s internal controls relating to the documentation and authorization procedures of certain travel and entertaining expenses incurred by certain past and present officers in those periods. Furthermore, in connection with management’s assessment of our internal control over financial reporting, conducted based on the Internal Control—Integrated Framework issued by COSO (2013), we identified the following material weaknesses in our internal control over financial reporting as of December 31, 2014:

●	As a result of the resignation of our Chief Financial Officer as previously disclosed by way of current reports on Form 8-K, we did not maintain effective monitoring controls and related segregation of duties over automated and manual journal entry transaction processes.

●	As disclosed in our Form 8-K filed on November 13, 2014, the Company determined that during the fourth quarter of 2013 and the first three quarters of 2014, there existed a material weakness with respect to the operation of the Company’s internal controls relating to the documentation and authorization procedures of certain travel and entertaining expenses incurred by certain past and present officers in those periods.

●	As disclosed previously, in February 2015, the Company discovered an error in the valuation of the conversion derivative liability of the Company’s Debentures for the periods ended December 31, 2011, December 31, 2012, December 31, 2013, March 31, 2014 and June 30, 2014 (together, the “Relevant Periods”). Specifically, the calculation of the conversion liability included in the Company’s financial statements for the Relevant Periods only included the value of the price protection feature, when it should have included both the conversion option and the price protection embedded in the Debentures. The changes in the value of the derivative resulted in changes to the Company’s financial statements, which warranted restatement of the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2013, March 31, 2014 and June 30, 2014.

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Because of the material weaknesses described above, management has concluded that the Company did not maintain effective internal control over financial reporting as of the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015 based on the Internal Control—Integrated Framework issued by COSO (2013).

During the year ended December 31, 2013 through the quarter ended June 30, 2014 and the quarter ended September 30, 2014 through the date of this report, there were no disagreements between the Company and Hein or Marcum, respectively, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Hein or Marcum’s satisfaction, as the case may be, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the consolidated financial statements of the Company for such years.

The Company does not expect Marcum, or its representatives, to be present, to make a statement, or to be available to respond to appropriate questions at the 2015 Annual Meeting.

Fees

Before our principal accountant is engaged by us to render audit or non-audit services, where required by the rules and regulations promulgated by the SEC and/or Nasdaq, such engagement is approved by the audit committee.

The following table sets forth fees billed by our principal accounting firm of Marcum as of November 25, 2014 and Hein from January 1, 2013 through November 7, 2014:

	Year Ended December 31,
	2014		2013
	Marcum	Hein
Audit Fees	$250,000	$111,254	$205,000
Audit Related Fees	-	-	-
Tax Fees	-	66,920	12,000
All Other Fees	-	-	-
	$250,000	$178,174	$217,000

Audit Fees consist of the aggregate fees for professional services rendered for the audit of our annual financial statements and the reviews of the financial statements included in our quarterly reports on Forms 10-Q and for any other services that were normally provided by our auditors in connection with our statutory and regulatory filings or engagements.

Audit Related Fees consist of the aggregate fees billed or reasonably expected to be billed for professional services rendered for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements and were not otherwise included in Audit Fees.

Tax Fees consist of the aggregate fees billed for professional services rendered for tax consulting. Included in such Tax Fees were fees for consultancy, review, and advice related to our income tax provision and the appropriate presentation on our financial statements of the income tax related accounts.

All Other Fees consist of the aggregate fees billed for products and services provided by our auditors and not otherwise included in Audit Fees, Audit Related Fees or Tax Fees

Audit Committee Pre-Approval Policy

The Company’s independent registered public accounting firm may not be engaged to provide non-audit services that are prohibited by law or regulation to be provided by it, nor may the Company’s independent registered public accounting firm be engaged to provide any other non-audit service unless it is determined that the engagement of the principal accountant provides a business benefit resulting from its inherent knowledge of the Company while not impairing its independence. Our audit committee must pre-approve permissible non-audit services. During fiscal year 2014, our audit committee approved 100% of the non-audit services provided by its independent registered public accounting firm.

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Recommendation of the Board

The Board recommends that you vote “FOR” the ratification of the selection of Marcum LLP as the independent registered public accountant of the Company for 2015.

REPORT OF THE AUDIT COMMITTEE

The following Report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report.

The audit committee is currently comprised of Nuno Brandolini and General Merrill McPeak.  The audit committee is responsible for overseeing and evaluating the Company’s financial reporting process on behalf of the Board, selecting and retaining the independent registered public accountants, and overseeing and reviewing the internal audit function of the Company.

Management has the primary responsibility for Lilis’s financial reporting process, accounting principles, and internal controls, as well as preparation of the Company’s financial statements in accordance with generally accepted accounting principles in the United States, or GAAP. The independent registered public accountants are responsible for performing audits of Lilis’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing reports thereon. The audit committee is responsible for overseeing the conduct of these activities. It is not the audit committee’s duty or responsibility to conduct auditing or accounting reviews or procedures or to independently verify the representations made by management and the independent registered public accountants. The audit committee’s considerations and discussions with management and the independent registered public accountants do not assure that Lilis’s financial statements are presented in accordance with GAAP or that the audits of the annual financial statements have been carried out in accordance with the standards of the PCAOB, or that the independent registered public accountants are, in fact, “independent.”

The audit committee has met and held discussions with management and the independent registered public accountants on a regular basis. The audit committee plans and schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its responsibilities. The audit committee’s meetings include, whenever appropriate, executive sessions with the independent registered public accountants without the presence of Lilis’s management. The audit committee has reviewed and discussed with both management and the independent registered public accountants Lilis’s consolidated financial statements as of and for the year ended December 31, 2014, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. Management advised the audit committee that the financial statements were prepared in accordance with GAAP. The audit committee has relied on this representation, without independent verification, and on the representations of the independent registered public accountants included in their report on the consolidated financial statements.

 The audit committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the audit committee that our financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. The audit committee has discussed with the independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the PCAOB in Rule 3200T.

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The independent registered public accountants have provided to the audit committee the written disclosures and the letter required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence,” and the audit committee has discussed with the independent registered public accountants their independence. The audit committee has also considered whether the independent registered public accountants’ provision of other non-audit services to Lilis is compatible with maintaining auditor independence. The audit committee has concluded that the provision of non-audit services by the independent registered public accountants was compatible with the maintenance of independence in the conduct of their auditing functions. Based upon its review and discussions with management and the independent registered public accountants and the reports of the independent registered public accountants, and in reliance upon such information, representations, reports and opinions, the audit committee recommended that the Board approve the audited financial statements for inclusion in Lilis’s annual report on Form 10-K for the year ended December 31, 2014, and the Board accepted the audit committee’s recommendations.

Members of the Audit Committee:

Nuno Brandolini

General Merrill McPeak

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names, ages and positions of the persons who are our directors and executive officers as of December 10, 2015:

Name	Age	Position
Nuno Brandolini	61	Chairman of the Board of Directors
Abraham “Avi” Mirman	45	Chief Executive Officer, Director
General Merrill McPeak	79	Director
Ronald D. Ormand	56	Director
G. Tyler Runnels	59	Director
Kevin K. Nanke	50	Executive Vice President and Chief Financial Officer
Eric Ulwelling(1)	37	Principal Accounting Officer and Controller
Ariella Fuchs	33	General Counsel and Secretary

Kevin K. Nanke, Executive Vice President and Chief Financial Officer. On March 6, 2015, the Board appointed Mr. Nanke to the position of Executive Vice President and Chief Financial Officer, effective immediately. Mr. Nanke, age 50, served as the President of KN Consulting, Inc., a consulting firm focused on the energy, real estate and restaurant industries, from 2012 to 2015. Previously, Mr. Nanke served as the Treasurer and Chief Financial Officer of Delta Petroleum Corporation (“Delta”) from 1999 to 2012, and as its Controller from 1995 to 1999. At the same time, Mr. Nanke served as Treasurer and Chief Financial Officer of Amber Resources, an exploration and production (“E&P”) subsidiary of Delta, and as Treasurer, Chief Financial Officer and Director of DHS Drilling Company, a drilling company that was 50% owned by Delta. He was instrumental in preserving a $1.3 billion tax loss carryforward when Delta successfully completed a reorganization and emerged as Par Petroleum Corporation after Delta and its subsidiaries filed voluntary petitions under Chapter 11 of the U.S. Bankruptcy Code in December 2011. Prior to joining Delta, Mr. Nanke was employed by KPMG LLP, a global audit, tax and advisory firm. Mr. Nanke received a Bachelor of Arts degree in Accounting from the University of Northern Iowa in 1989 and is a Certified Public Accountant (inactive).

Eric Ulwelling, Principal Accounting Officer and Controller. Mr. Ulwelling has served as our Chief Financial Officer prior to the appointment of Mr. Nanke and, since March 6, 2015, serves as our Principal Accounting Officer and Controller. Mr. Ulwelling was appointed by the Board to the position of Chief Financial Officer in October 2014. Mr. Ulwelling joined us in 2012, serving as our Controller and Principal Accounting Officer until he was appointed to the position of Acting Chief Financial Officer in May 2014. From 2009-2011, Mr. Ulwelling served as a controller with Applied Natural Gas Fuels, Inc. From 2006 to 2009, he worked as an auditor with Singer Lewak, servicing publicly traded companies, and prior to that worked as an auditor with Pannell Kerr Forster. Mr. Ulwelling received a Bachelor of Science in Accounting from California State University, Fullerton, in 2002.

Ariella Fuchs, General Counsel and Secretary. Ariella Fuchs joined Lilis Energy in March 2015. Prior to that, Ms. Fuchs was an associate with Baker Botts L.L.P. from April 2013 to February 2015, specializing in securities transactions and corporate governance. Prior to joining Baker Botts L.L.P, she served as an associate at White & Case LLP and Dewey and LeBoeuf LLP from January 2010 to March 2013 in their mergers and acquisitions groups. Ms. Fuchs received a J.D. from New York Law School and a B.A. in Political Science from Tufts University.

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Directors hold office for a period of one year from their election at the annual meeting of stockholders and until a particular director’s successor is duly elected and qualified. Officers are elected by, and serve at the discretion of, our Board of Directors. None of the above individuals has any family relationship with any other. It is expected that our Board of Directors will elect officers annually following each annual meeting of stockholders.

NAMED EXECUTIVE OFFICER COMPENSATION

Executive Compensation for Fiscal Year 2014

The compensation earned by our executive officers for fiscal 2014 consisted of base salary and long-term incentive compensation consisting of awards of stock grants.

Summary Compensation Table

The table below sets forth compensation paid to our executive officers for the 2014 and 2013 fiscal years.

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (2)	Other Compensation (3)	Total
Abraham Mirman (president from September 2013 to April 2014; chief executive officer	2014	$260,356	$-	$-	$-	$8,800	$269,156
from April 2014 to present)	2013	$50,000	$-	$245,000	$804,400	$4,000	$1,103,400

W. Phillip Marcum	2014	$247,746	$-	$-	$441,983	$-	$689,729
(former chief executive officer)(4)	2013	$70,000	$-	$150,000	$261,873	$18,000	$499,873

A. Bradley Gabbard	2014	$82,500	$-	$-	$-	$21,128	$103,628
(former chief financial officer; president)(5)	2013	$70,000	$-	$150,000	$261,873	$18,000	$499,873

Robert A. Bell (former president and chief	2014	$216,778	$-	$205,666	$-	$6,557	$429,001
operating officer and director)(6)	2013	$-	$-	$-	$-	$-	$-

Eric Ulwelling	2014	$152,667	$-	$21,125	$-	$4,896	$178,688
(former chief financial officer)(7)	2013	$130,000	$12,000	$121,749	$-	$3,900	$267,649

(1)	Represents restricted stock awards under the Plan. The grant date fair values for restricted stock awards were determined by multiplying the number of shares awarded times the Company’s stock price on the date of grant.
(2)	The dollar amounts indicated represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. See our Annual Report on Form 10-K for the year ended December 31, 2013, as filed on April 15, 2014, for assumptions and inputs used to calculate the fair value of the options.
(3)	Reflects reimbursement of health insurance premiums, employer contributions to a defined contribution plan, and employer contribution to a 401(k).
(4)

Mr. Marcum resigned from his positions as ex-CEO and director with the Company effective as of April 18, 2014. See the separation agreement discussed below. The agreement immediately vested his options to purchase Common Stock and retained the exercise life as a result of the separation. The Company reversed all previously expensed compensation expense associated with the original option issuance and revalued the options using the assumptions and inputs discussed in the Annual Report on Form 10-K for the year ended December 31, 2014, as filed on April 15, 2015.

(5)	Mr. Gabbard resigned his positions with the Company effective as of May 16, 2014. As a result of the separation, all of Mr.Gabbard’s unvested stock awards and options were forfeited and any options earned expired 90 days after his separation date.
(6)	Mr. Bell resigned his positions with the Company effective as of August 1, 2014. See below for the separation agreement. The Company issued Mr. Bell 100,000 shares of Common Stock and $100,000 pursuant to his separation agreement with the Company. The Company accounted for the 100,000 shares of Common Stock as a new issuance and valued the stock awards at the date of issuance, reversing the previous compensation expense. Mr. Bell forfeited any unvested stock awards and options related to stock option grants made to him under his employment agreement with the Company.
(7)	Mr. Ulwelling served as our Principal Accounting Officer and Controller until he was appointed to the position of Acting Chief Financial Officer in May 2014 and then to the position of Chief Financial Officer in October 2014. In March of 2015, Mr. Ulwelling returned to his position as Principal Accounting Officer and Controller. During the year ended December 31, 2013, the Board of Directors and the ex-CFO granted Mr. Ulwelling a 20% bonus which consisted of $12,000 cash and 6,500 shares of Common Stock.

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Outstanding Equity Awards at Fiscal Year-End

	Option Awards							Stock Awards
Name	Number of securities underlying unexercised options exercisable	Number of securities underlying options unexercisable		Equity incentive plan awards; Number of securities underlying unexercised unearned options		Option exercise price	Option expiration date	Number of shares or units of stock that have not vested	Market value of shares of units of stock that have not vested(3)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested		Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested
	(#)	(#)		(#)		($)		(#)	($)	(#)		($)
Abraham	-	2,000,000		2,000,000	(1)	$2.45	(2)	2,0000,000	605,000	-		-
Mirman	600,000	-		600,000	(1)	$2.45	(2)	-

W. Phillip Marcum	100,000	200,000	(3)	-		$1.60	(3)	-	-	93,750	(5)	$150,000

A. Bradley Gabbard	100,000	200,000	(3)	-		$1.60	-	-	-	93,750	(4)	$150,000

Robert A. Bell	-	-		-		-	(6)	-	-	-		-

Eric Ulwelling (7)	-	-		-		-	-	6,500	21,125	-		-

(1)	Vesting is based on the achievement of certain performance metrics.
(2)	Options expire upon the earlier of (a) five (5) years from the date they vest and become exercisable or (b) September 16, 2023.
(3)	Subject to vesting as follows: 100,000 were to vest on June 25, 2014 and 100,000 were to vest on June 25, 2015. Upon the termination of Mr. Gabbard’s employment on May 16, 2014, all unvested options held by Mr. Gabbard were terminated pursuant to the terms of the Plan and all vested options are to be exercised within 90 days after separation. Pursuant to the Separation Agreement entered into in connection with the termination of Mr. Marcum’s employment, all unvested options held by Mr. Marcum vested immediately with the remaining exercise life of 5 years.
(4)	All 93,750 shares vested April 15, 2014.
(5)	Pursuant to the Separation Agreement entered into in connection with the termination of Mr. Marcum’s employment, all 93,750 shares were forfeited in exchange for a lump sum payment of $150,000.
(6)	Mr. Bell resigned from his positions as Director and COO/President with the Company effective as of August 1, 2014. See-Employment Agreements and Other Arrangements-Mr. Bell. The Company issued 100,000 shares of Common Stock and $100,000 to Mr. Bell pursuant to his separation agreement, as discussed above. The Company accounted for the 100,000 shares of Common Stock as a new issuance and valued the stock awards at the date of issuance and reversed the previous compensation expense. Mr. Bell forfeited any unvested stock awards and options.
(7)	Mr. Ulwelling’s amended employment agreement was not executed until February of 2015, and his options were not awarded until April of 2015. As a result, no options were awarded to Mr. Ulwelling in 2014.

Employment Agreements and Other Compensation Arrangements

2012 Equity Incentive Plan (the “Plan”)

Our Board and stockholders approved the Plan in August 2012. The Plan provides for grants of equity incentives to attract, motivate and retain the best available personnel for positions of substantial responsibility; to provide additional incentives to our employees, directors and consultants; and to promote the success and growth of our business. Equity incentives that may be granted under the Plan include: (i) incentive stock options qualified as such under U.S. federal income tax laws; (ii) stock options that do not qualify as incentive stock options; (iii) stock appreciation rights (“SARs”); (iv) restricted stock awards; (v) restricted stock units; and (vi) unrestricted stock awards.

Our compensation committee believes long-term incentive-based equity compensation is an important component of our overall compensation program because it:

●	rewards the achievement of our long-term goals;

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●	aligns our executives’ interests with the long-term interests of our stockholders;

●	aligns compensation with sustained long-term value creation;

●	encourages executive retention with vesting of awards over multiple years; and

●	conserves our cash resources.

The Plan is administered by our compensation committee, subject to the ultimate authority of our Board, which has full power and authority to take all actions and to make all determinations required or provided for under the Plan, including designation of grantees, determination of types of awards, determination of the number of shares of Common Stock subject to an award and establishment of the terms and conditions of awards.

Under the Plan, originally 900,000 shares of our Common Stock were available for issuance. At the annual meeting of stockholders held on June 27, 2013, the Company’s stockholders approved an amendment to the Plan to increase the number of shares of Common Stock available for grant under the Plan from 900,000 shares of Common Stock to 1,800,000 shares. At a special meeting of stockholders held on November 13, 2013, the stockholders approved an amendment to the Plan to increase the number of common shares available for grant under the Plan from 1,800,000 shares of Common Stock to 6,800,000 shares of Common Stock and to increase the number of shares eligible for grant under the Plan in a single year to a single participant from 1,000,000 shares of Common Stock to 3,000,000 shares of Common Stock.  The number of shares of Common Stock issued or reserved for issuance pursuant to the Plan is subject to adjustment as a result of certain mergers, exchanges or other changes in our Common Stock. Each member of the Board of Directors and the management team has been periodically awarded stock options and/or restricted stock grants, and in the future may be awarded such grants under the terms of the Plan.

During the year ended December 31, 2014, the Company granted 324,860 shares of restricted Common Stock and options to purchase 2,150,000 shares of Common Stock to employees and directors. Also during the year ended December 31, 2014, 390,667 shares of restricted Common Stock and options to purchase 2,366,667 shares of Common Stock previously issued were forfeited in connection with the termination of certain employees and directors. As a result, the Company currently has 1,630,667 restricted shares of Common Stock and options to purchase 3,583,333 shares of Common Stock outstanding held by employees and directors. Options issued to employees vest in equal installments over specified time periods during the service period or upon achievement of certain performance based operating thresholds.

The following table reflects the grants of restricted Common stock and options to purchase Common Stock made by the compensation committee to our named executive officers under the Plan in 2014, subject to the vesting requirements set forth below.

Name	Restricted Stock Grant Value		Stock Option Grant Value
Abraham Mirman	$245,000	(2)	$659,000	(5)
W. Phillip Marcum	$150,000	(3)	$261,873	(4)
A. Bradley Gabbard	$150,000	(1)	$261,873	(4)
Robert A. Bell	$205,667	(6)	$-	(6)
Eric Ulwelling	$21,125	(7)	$-	(7)

(1)	All 93,750 shares of Common Stock vested April 15, 2014.
(2)	These grants were supposed to have vested, subject to performance thresholds detailed in Mr. Mirman’s employment agreement. However, in connection with Mr. Mirman’s amended and restated employment agreement entered into on March 30, 2015, these shares were cancelled and 100,000 new shares of Common Stock were issued and vested immediately.
(3)	Pursuant to the separation agreement entered into in connection with the termination of Mr. Marcum’s employment, all 93,750 shares of restricted Common Stock were forfeited in exchange for a lump sum payment of $150,000.
(4)	Calculated using a grant date fair value of $0.872 per share. We calculated the grant date fair value using a Black-Scholes model.
(5)	Calculated using a grant date fair value of $0.3025 for options to purchase 2,000,000 shares of Common Stock, and $0.09 for options to purchase 600,000 shares of Common Stock, based on the valuation of an independent valuation expert.
(6)	In accordance with Mr. Bell’s separation agreement, discussed below and dated August 4, 2014, the Company granted 100,000 shares of Common Stock to Mr. Bell, with a fair value of $205, 667. All of Mr. Bell’s awards of Common Stock and options to purchase Common Stock were forfeited on the date of termination. See Employment Agreements and Other Arrangements-Mr. Bell, detailed below.
(7)	Mr. Ulwelling was granted 6,500 shares of Common Stock with a fair value of $21,125. Mr. Ulwelling’s amended employment agreement was not executed until February of 2015 and his options to purchase Common Stock were not awarded until April of 2015. As a result, no options were awarded to Mr. Ulwelling in 2014.

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Securities Authorized for Issuance under Equity Compensation Plans

The following table represents the securities authorized for issuance under our equity compensation plans as of December 31, 2014.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	3,583,333	2.24	1,586,000	(1)
Equity compensation plans not approved by security holders	-	$-	-
Total	3,583,333	2.24	1,586,000

(1)	Represents securities available for issuance under the Plan as of December 31, 2014.

Other Equity Compensation

The Company has also entered into various investment, financial and consulting services agreements for which compensation has been paid with equity securities, including (i) a consulting agreement with Bristol Capital LLC pursuant to which the Company issued to Bristol a warrant to purchase up to 1,000,000 shares of Common Stock at an exercise price of $2.00 per share (or, in the alternative, 1,000,000 options, but in no case both), (ii) a consulting agreement with Market Development Consulting Group, Inc. pursuant to which the Company issued 350,000 warrants at an exercise price of $2.33 for 250,000 and $2.00 for the remaining 100,000 warrants and (iii) an investment banking agreement with T.R. Winston pursuant to which the Company issued 900,000 warrants at an exercise price of $4.25 per share. With respect to the warrants awarded to Bristol Capital, the Company recorded the warrants as a derivative due to the price reset provision encompassed in the warrants.

Employment Agreements and Other Arrangements

Messrs. Marcum and Gabbard

The Company entered into Employment Agreements with Mr. Marcum and Mr. Gabbard on June 20, 2013. The Employment Agreements contemplated that each of Mr. Marcum and Mr. Gabbard would receive an annual salary of $220,000, of which $150,000 would be payable in periodic installments in accordance with the Company’s regular payroll practices and $70,000 would be paid in lump sum at the end of then-current fiscal year or, in the sole discretion of the Board, prorated over the one year period upon completion of a financing transaction. Each executive was eligible for a performance bonus in an amount up to 50% of annual base compensation payable on an annual basis and subject to determination by the compensation committee of the Board, based on the achievement by the Company of certain performance goals established by the compensation committee during the preceding fiscal year, which may include targets related to the Company’s earnings before interest, taxes, depreciation and amortization, hydrocarbon production level and hydrocarbon reserve amounts.  Each executive also received an incentive grant of 300,000 stock options with a fair market value exercise price (as defined in the Plan), with one-third vesting immediately and two-thirds vesting in two annual installments on each of the next two anniversaries of the grant date, in each case subject to approval by the stockholders of the Company.  Such stock options were to vest 100% upon termination of employment by the Company without cause, by the executive for good reason, upon a change of control of the Company or upon the death or disability of executive, provided that such vesting be subject to approval by the stockholders of the Company. Each executive was also eligible to participate in all incentive, retirement, profit-sharing, life, medical, dental, disability and other benefit plans and programs as are from time to time generally available to executives of the Company with comparable responsibilities, subject to the provisions of those programs.  Any such benefits will be paid for by the Company. Upon a termination due to death or disability, a termination initiated by the executive for any reason except for good reason, or a termination initiated by the Company with cause, the Company’s obligation to pay any compensation or benefits ceases on the separation date. If the separation was initiated by the executive for good reason or by the Company for any reason other than cause, the Company would continue to pay the executive’s monthly salary as then in effect for a period equal to twelve (12) months commencing on the separation date.

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As a result of the Company’s liquidity position, each of Mr. Marcum and Mr. Gabbard agreed to take 93,750 shares of Common Stock (based upon the closing price of $1.60 on June 24, 2013) in lieu of his respective base salary of $150,000 for 2013 (including amounts deferred to date), which shares vested on April 15, 2014.

On April 24, 2014, the Company entered into a separation agreement (the “Marcum Agreement”) with Mr. Marcum in connection with his departure from the Company. The Marcum Agreement provided, among other things, that, consistent with his resignation for good reason under his Employment Agreement, the Company will pay him 12 months of severance through payroll continuation, in the gross amount of $220,000, less all applicable withholdings and taxes and that all stock options held by Mr. Marcum as of the time of his termination immediately vested. In addition, the Marcum Agreement provided that the Company pay Mr. Marcum $150,000 in accrued base salary for his service in 2013, less all applicable withholdings and taxes, in exchange for Mr. Marcum’s forfeiture of the 93,750 shares of unvested restricted Common Stock of the Company that was issued to Marcum in June 2013 in lieu of such base salary. The Marcum Agreement also contains certain mutual non-disparagement covenants, as well as certain mutual confidentiality, non-solicitation and non-compete covenants. In addition, Mr. Marcum and the Company each mutually released and discharged all known and unknown claims against the other and their respective representatives that they had or presently may have, including claims relating to Mr. Marcum’s employment. The Marcum Agreement effectively terminated the Employment Agreement entered into between Mr. Marcum and the Company.

In connection with the Marcum Agreement, the Company reversed the 200,000 unvested options previously issued to Mr. Marcum valued at approximately $70,000, and reissued fully vested options, which it valued utilizing the Black Scholes option pricing model at $420,000.

In May 2014, in connection with his resignation as Chief Financial Officer of the Company, A. Bradley Gabbard forfeited the 200,000 options that were unvested at the time of his termination, in accordance with the terms of the Plan. Additionally, Mr. Gabbard forfeited his 52,084 shares of unvested restricted stock.

Mr. Mirman

In connection with his appointment as the Company’s President, the Company entered into an Employment Agreement with Mr. Mirman (the “Mirman Agreement”) dated September 16, 2013.  The Mirman Agreement provides, among other things, that Mr. Mirman would receive an annual salary of $240,000 which was deferred until the Company successfully consummated a financing of any kind of not less than $2 million in gross proceeds.   Additionally, he was granted 100,000 shares of Common Stock, which vested immediately and were fully paid and non-assessable as an inducement for joining the Company.  Mr. Mirman was granted an option to purchase 600,000 shares of Common Stock of the Company, at a strike price equal to the Company’s closing share price on September 16, 2013, to become exercisable upon the date the Company achieved certain conditions specified in the Mirman Agreement. The Board determined in September 2014 that those criteria had been met and consequently the options vested.  Mr. Mirman was also provided an incentive bonus package and an additional stock option grant contingent on the Company’s achievement of certain additional performance conditions, the conditions of which were also deemed to have been met and the bonus was paid. See “Transactions with Related Persons” below.

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Mr. Mirman entered into an amended employment agreement with the Company effective as of March 30, 2015 (the “2015 Mirman Agreement”). The 2015 Mirman Agreement has a three year term and provides for a $100,000 cash bonus due upon signing, base compensation of $350,000 per year, plus 2,000,000 options to purchase shares of Common Stock where one-third of the options vest immediately and two-thirds vest in two annual installments on each of the next two anniversaries of the grant date (the “Unvested Shares”). The Unvested Shares are subject to the approval of the stockholders of an increase in the number of shares available for grant under the Plan. The 2015 Mirman Agreement also allows for additional bonuses due based on the Company achieving certain performance thresholds.

Mr. Bell

In connection with his appointment as President and Chief Operating Officer on May 1, 2014, the Company entered into an employment agreement with Mr. Bell (the “Bell Agreement”), which had an initial term of three years, provided for an annual base salary of $240,000 subject to adjustment by the Company, as well as a signing bonus of $100,000 and 100,000 shares of Common Stock, subject to certain conditions set forth in the Bell Agreement. In addition, Mr. Bell was provided the right to receive an equity incentive bonus consisting of a non-statutory option to purchase up to 1,500,000 shares of Common Stock and a cash incentive bonus of up to $1,000,000, both subject to Mr. Bell’s continued employment with the Company. In addition, Mr. Bell’s incentive bonuses were subject to the Company’s achievement of certain production thresholds set forth in the Bell Agreement. The Bell Agreement effectively terminated the Independent Director Appointment Agreement between Mr. Bell and the Company as of May 1, 2014.

On July 9, 2014, Mr. Bell provided notice of his intent to resign from his position as an officer of the Company in order to focus his full attention on other ongoing roles and responsibilities. On August 4, 2014, the Company entered into a Separation Agreement with Mr. Bell (the “Separation Agreement”), providing for his resignation as an officer of the Company and from the Company’s Board of Directors, effective as of August 1, 2014. The Separation Agreement provided, among other things, that the Company would pay to Mr. Bell an aggregate of $100,000 in cash and issue to Mr. Bell 66,667 shares of the Company’s Common Stock, in addition to satisfying the Company’s outstanding obligation to pay Mr. Bell $100,000 in cash and issue to Mr. Bell 33,333 shares of Common Stock. The Separation Agreement also contains certain mutual covenants, and reaffirms the survival of certain confidentiality provisions contained in the Bell Agreement. In addition, Mr. Bell and the Company each mutually released and discharged all known and unknown claims against the other and their respective representatives that they had or presently may have, including claims relating to Mr. Bell’s employment. The Separation Agreement effectively terminated the Bell Agreement, notwithstanding the survival of certain provisions as specifically provided in the Separation Agreement.

In connection with the termination of his employment, Mr. Bell forfeited options to purchase 1,500,000 shares of Common Stock that had not yet vested at the time of his termination.

Mr. Ulwelling

In connection with his original position of Principal Accounting Officer and Controller, Mr. Ulwelling entered into an employment agreement, dated as of January 19, 2012, which provided for a minimum base salary of $110,000 per year, a $15,000 signing bonus in 2012, an automatic increase of $15,000 upon achievement of specified performance targets and a grant of 25,000 shares of Common Stock set to vest in equal installments over three years.

Upon his appointment to Interim Chief Financial Officer in May of 2014, Mr. Ulwelling did not immediately enter into a new employment agreement and his original employment agreement remained in effect until February 13, 2015, when he entered into a new agreement as Chief Financial Officer (the “2015 Agreement”) which remained in effect upon transitioning back to the role of Principal Accounting Officer and Controller in March of 2015. Pursuant to the terms of the 2015 Agreement, Mr. Ulwelling was paid an annual base salary of $175,000 per year, an annual performance bonus payable at the discretion of the Company upon achieving certain earnings thresholds, as well as options to purchase 400,000 shares of Common Stock, with 100,000 options vesting immediately upon signing, and 100,000 options which would have vested annually over the next three years.

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As previously disclosed, Mr. Ulwelling resigned from the Company on October 15, 2015, effective immediately. The Company did not enter into any form of separation agreement with Mr. Ulwelling in connection with his resignation. In connection with Mr. Ulwelling’s resignation, 48,967 shares of restricted Common Stock and 300,000 options to purchase Common Stock were forfeited.

Narrative Disclosure to Summary Compensation Table

Overview

The following Compensation Discussion and Analysis describes the material elements of compensation for the named executive officers identified in the Summary Compensation Table above. As more fully described below, the compensation committee reviews and recommends to the full Board of Directors the total direct compensation programs for our named executive officers. Our chief executive officer also reviews the base salary, annual bonus and long-term compensation levels for the other named executive officers. Neither the compensation committee nor management, nor any other person on behalf of the Company, retained any compensation consultant for the fiscal year ending December 31, 2014.

Compensation Philosophy and Objectives

Our compensation philosophy has been to encourage growth in our oil and natural gas reserves and production, encourage growth in cash flow, and enhance stockholder value through the creation and maintenance of compensation opportunities that attract and retain highly qualified executive officers. To achieve these goals, the compensation committee believes that the compensation of executive officers should reflect the growth and entrepreneurial environment that has characterized our industry in the past, while ensuring fairness among the executive management team by recognizing the contributions each individual executive makes to our success.

Based on these objectives, the compensation committee has recommended an executive compensation program that includes the following components:

●	base salary at a level that is competitive with the base salaries being paid by other oil and natural gas exploration and production enterprises that have characteristics similar to the Company and could compete with the Company for executive officer level employees;

●	annual incentive compensation to reward achievement of the Company's objectives, individual responsibility and productivity, high quality work, reserve growth, performance and profitability and that is competitive with that provided by other oil and natural gas exploration and production enterprises that have some characteristics similar to the Company; and

●	long-term incentive compensation in the form of stock-based awards that is competitive with that provided by other oil and natural gas exploration and production enterprises that have some characteristics similar to the Company.

As described below, the compensation committee periodically reviews data about the compensation of executives in the oil and gas industry. Based on these reviews, we believe that the elements of our executive compensation program are comparable to those offered by our industry competitors.

Elements of Lilis’s Compensation Program

The three principal components of the Company’s compensation program for its executive officers, base salary, annual incentive compensation and long-term incentive compensation in the form of stock-based awards, are discussed in more detail below.

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Base Salary

Base salaries (paid in cash) for our executive officers are established based on the scope of their responsibilities, taking into account competitive market compensation paid by our peer companies for similar positions. We have reviewed our executives’ base salaries in comparison to salaries for executives in similar positions and with similar responsibilities at companies that have certain characteristics similar to the Company. Base salaries are reviewed annually and typically are adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance, experience and other criteria.

The compensation committee reviews with the chief executive officer his recommendations for base salaries for the named executive officers, other than himself, each year. New base salary amounts have historically been based on an evaluation of individual performance and expected future contributions to ensure competitive compensation against the external market, including companies in our industry with which we compete. The compensation committee has targeted base salaries for executive officers, including our Chief Executive Officer, to be competitive with the base salaries being paid by other oil and natural gas exploration and production enterprises that have some characteristics similar to the Company. We believe this is critical to our ability to attract and retain top level talent.

Long-Term Incentive Compensation

We believe the use of stock-based awards creates an ownership culture that encourages the long-term performance of our executive officers. Our named executive officers generally receive a stock grant upon becoming an employee of the Company. These grants vest over time.

Other Benefits

All employees may participate in our 401(k) retirement savings plan (“401(k) Plan”). Each employee may make before tax contributions in accordance with the Internal Revenue Service limits. We provide this 401(k) Plan to help our employees save a portion of their cash compensation for retirement in a tax efficient manner. We make a matching contribution in an amount equal to 100% of the employee’s elective deferral contribution below 3% of the employee’s compensation and 50% of the employee’s elective deferral that exceeds 3% of the employee’s compensation but does not exceed 5% of the employee’s compensation.

All full time employees, including our named executive officers, may participate in our health and welfare benefits programs, including medical, dental and vision care coverage, disability insurance and life insurance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of our Common Stock as of November 27, 2015 by each of our executive officers and directors and each person known to be the beneficial owner of 5% or more of the outstanding Common Stock. This table is based upon the total number of shares outstanding as of November 27, 2015 of 27,858,255. Unless otherwise indicated, the persons and entities named in the table below have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of our Common Stock subject to options or warrants currently exercisable or exercisable within 60 days after the date hereof are deemed outstanding by such person or group, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each stockholder listed in the table is c/o Lilis Energy, 216 16th St., Suite #1350, Denver, CO 80202.

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Name and Address of Beneficial Owner	Common Stock Held Directly		Common Stock Acquirable Within 60 Days		Total Beneficially Owned		Percent of Class Beneficially Owned

Directors and Executive Officers

Abraham Mirman, Chief Executive Officer	310,861	(1)	1,533,130	(2)	1,843,991		6.3%

Eric Ulwelling, Former Chief Financial Officer; Principal Accounting Officer and Controller	48,967	(3)	100,000		148,967	(4)	*

A. Bradley Gabbard, Former Chief Financial Officer	434,302	(5)	110,861	(6)	545,163		1.9%

Robert A. Bell, Former President, Chief Operating Officer, and Director	100,000	(7)	-		100,000		*

W. Phillip Marcum, Former Chief Executive Officer	259,762	(8)	410,861		670,623		2.4%

Kevin Nanke, Chief Financial Officer	100,000		-	(9)	100,000		*

Ariella Fuchs, General Counsel and Secretary	50,000		-	(10)	50,000		*

Nuno Brandolini, Chairman	404,122	(11)	503,908	(12)	908,030	(13)	3.2%

G. Tyler Runnels, Director	2,994,904	(14)	316,667	(15)	3,331,571	(16)	11.8%

Timothy N. Poster, Director	235,915		66,667	(17)	302,582		1.0%

Bruce White, Director	220,269	(18)	66,667	(19)	286,936		1.0%

Kirk Edwards, Director	236,956	(20)	66,667	(21)	303,623		1.0%

General Merrill McPeak	167,281	(22)	472,267	(23)	639,548	(24)	2.3%

Ronald D. Ormand	128,875	(25)	561,203	(26)	661,203	(27)	2.3%

Directors and Officers as a Group (14 persons)	5,257,912		4,098,037		9,937,237		31.1%

Pierre Caland Rutimatstrasse 16, 3780 Gstadd, Switzerland Tortola, British Virgin Islands	4,317,129	(28)	2,254,359	(29)	6,571,488	(30)	21.8%

Scott J. Reiman 730 17th Street, Suite 800 Denver, CO 80202	1,558,471	(31)	1,000,000	(32)	2,558,471		8.9%

Hexagon, LLC 730 17th Street, Suite 800 Denver, CO 80202	1,250,000	(33)	1,000,000	(34)	2,250,000		9.2%

Steven B. Dunn and Laura Dunn Revocable Trust DTD 10/28/10 16689 Schoenborn Street North Hills, CA 91343	2,567,294	(35)	-	(36)	2,567,294		8.8%

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(1)	Includes: (i) 110,861 shares of Common Stock held by The Bralina Group, LLC, in which Mr. Mirman has voting and dispositive power; (ii) 100,000 shares of Common Stock held directly by Mr. Mirman; and (iii) 100,000 shares of Common Stock that vested immediately on March 30, 2015, in connection with the execution of Mr. Mirman’s amended and restated employment agreement.
(2)	Includes: (i) 110,861 shares of Common Stock issuable to The Bralina Group, LLC, in which Mr. Mirman has voting and dispositive power, upon the exercise of a warrant to Purchase Common Stock; (ii) 103,734 shares issuable upon conversion of Series A 8% Convertible Preferred Stock purchased in May 30, 2014 Private Placement; (iii) 51,868 shares issuable upon exercise of warrants purchased in the May 30, 2014 Private Placement; (iv) options to purchase 600,000 shares of Common Stock that vested upon achievement of criteria specified in Mr. Mirman's initial employment agreement and (vi) 666,667 options that vested immediately in connection with Mr. Mirman’s amended and restated employment agreement. Does not include the additional 1,333,333 options to purchase Common Stock that are subject to vesting in 1/2 increments upon the first and second anniversary of the effective date of Mr. Mirman’s amended and restated employment agreement (March 30, 2016 and March 30, 2017, respectively).
(3)	Reflects forfeiture of 48,967 restricted shares.
(4)	Includes 41,500 shares of Common Stock subject to future vesting and options to purchase 100,000 shares of Common Stock that have already vested.
(5)	Mr. Gabbard resigned from his positions as an officer and a director of the Company on May 16, 2014. Number reflects forfeiture of 52,084 unvested shares of Common Stock.
(6)	Number reflects forfeiture of options to purchase 300,000 shares of Common Stock.
(7)	Includes 100,000 shares of Common Stock issued pursuant to a separation agreement. Reflects forfeiture of 50,000 unvested shares of Common Stock upon separation.
(8)	Reflects (i) forfeiture of 16,667 unvested shares of Common Stock upon separation and (ii) forfeiture of 93,750 vested shares of Common Stock pursuant to separation agreement.
(9)	Does not include options to purchase 750,000 shares of Common Stock subject to future vesting.
(10)	Does not include options to purchase 300,000 shares of Common Stock subject to future vesting.
(11)	Includes 125,000 shares of Common Stock purchased in the January 2014 Private Placement, 100,000 shares of Common Stock (83,334 of which are subject to future vesting) acquired in connection with director compensation fees, 34,188, 29,606 and 55,328 shares of Common Stock issued in February 2015, July 2015 and October 2015, respectively, in connection with the director compensation fees awarded on the one year anniversary of Mr. Brandolini’s appointment to the Board and quarterly director fees owed to Mr. Brandolini. Also includes 10,000 shares of Common Stock purchased in the open market in May 2015.

(12)	Includes 125,000 shares of Common Stock underlying warrants purchased in the January 2014 Private Placement, 41,494 shares of Common Stock underlying the Series A 8% Convertible Preferred Stock and 20,747 shares of Common Stock underlying the accompanying warrants to purchase Common Stock purchased by Mr. Brandolini in the May 30, 2014 Private Placement, options to purchase 250,0000 shares of Common Stock that vested immediately on October 1, 2014 pursuant to director compensation and options to purchase 66,667 shares of Common Stock that vested on Mr. Brandolini’s first anniversary of his appointment to the Board pursuant to his independent director award agreement.
(13)	Does not include options to purchase 133,333 shares of Common Stock subject to future vesting.
(14)	Based upon a Form 4 filed with the SEC on April 22, 2015, a Schedule 13D filed with the SEC on October 10, 2014 and additional information received from a representative of Mr. Runnels. Includes (i) 100,000 shares of Common Stock subject to future vesting held by the Runnels Family Trust DTD 1-11-2000 (the “Runnels Family Trust”), of which Mr. Runnels, with Jasmine N. Runnels, is trustee, received by Mr. Runnels as non-employee director compensation; (ii) 157,565 shares of Common Stock held by the Runnels Family Trust issued in connection with interest payments on the Company’s Debentures; (iii) 866,414 shares of Common Stock held by the Runnels Family Trust; (iv) 906,610 shares of Common Stock held by TR Winston, of which Mr. Runnels is the majority owner (v) 122,991 shares held by High Tide, LLC (“High Tide”), of which Mr. Runnels is the manager; (vi) 4,025 shares of Common Stock held by Pangaea Partners, LLC, of which Mr. Runnels is the manager; (vii) 5,250 shares of Common Stock held by TR Winston Capital Management, LLC, of which Mr. Runnels is the chairman; (viii) 575,795 shares of Common Stock held by Golden Tiger, LLC, of which Mr. Runnels is the manager; (ix) 25 shares of Common Stock held by Mr. Runnels through SEP IRA Pershing LLC Custodian; (x) 15,000 shares of Common Stock held by Mr. Runnels through G. Tyler Runnels 401k; (xi) 112,309 shares of Common Stock transferred to accredited investors for services rendered in connection with an investment banking agreement on May 29, 2015; and (xi) 13,158, 24,591 and 315,789 shares of Common Stock issued in connection with Mr. Runnels’ director compensation in July 2015, October 2015 and for the first anniversary of his appointment date in November 2015, respectively.
(15)	Includes options to purchase 250,000 shares of Common Stock issued in connection with Mr. Runnels’ director compensation as of his appointment date and 66,667 options to purchase shares of Common Stock issued in connection with Mr. Runnels first appointment anniversary that are now vested. Does not include options to purchase 133,333 shares of Common Stock subject to future vesting.
(16)	Based upon Schedule 13D filed with the SEC on October 10, 2014 and additional information received from a representative of Mr. Runnels. Does not include (i) shares issuable to the Runnels Family Trust upon (a) conversion of outstanding debentures (427,164 shares of Common Stock), (b) conversion of outstanding preferred stock (103,734 shares of Common Stock), and (c) exercise of outstanding warrants to purchase Common Stock (220,682 shares of Common Stock); (ii) shares issuable to TR Winston upon (a) conversion of outstanding preferred stock (219,502 shares of Common Stock) and (b) exercise of outstanding warrants to purchase Common stock (2,550,699 shares of Common Stock), and (iii) 16,667 shares of Common Stock issuable to High Tide upon exercise of outstanding warrants to purchase Common Stock. These shares are excluded due to conversion caps that exist on Mr. Runnels’ holdings that prevent any conversion that would result in more than a 9.9% beneficial ownership of the Company’s Common Stock.
(17)	Does not include options to purchase 133,333 shares of Common Stock subject to future vesting.
(18)	Includes 16,668 shares of Common Stock subject to future vesting. Does not include warrants to purchase 62,500 shares of Common Stock purchased in January 2014 Private Placement, which purchase is subject to stockholder approval.
(19)	Does not include options to purchase 133,333 shares of Common Stock subject to future vesting. Does not include warrants to purchase 62,500 shares of Common Stock purchased in the January 2014 Private Placement, which purchase is subject to stockholder approval.

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(20)	Mr. Edwards resigned from his position as a director effective November 1, 2014. This number reflects forfeiture of 33,332 unvested shares. Does not include 62,500 shares of Common Stock purchased in January 2014 Private Placement, which purchase is subject to stockholder approval.
(21)	Number reflects forfeiture of options to purchase 133,333 unvested shares of Common Stock. Does not include warrants to purchase 62,500 shares of Common Stock purchased in the January 2014 Private Placement, which purchase is subject to stockholder approval.
(22)	Includes 3,803 shares of Common Stock held directly by General McPeak, 100,000 shares of Common stock subject to future vesting, 18,641 and 34,837 shares of Common Stock issued in July 2015 and October 2015, respectively, in connection with director compensation fees. Also includes 10,000 shares of Common Stock purchased in the open market in May 2015.

(23)	Includes (i) 103,734 shares of Common Stock issuable upon conversion of Series A 8% Convertible Preferred Stock purchased in the May 30, 2014 Private Placement; (ii) 51,867 shares of Common Stock issuable upon exercise of warrants purchased in the May 30, 2014 Private Placement; (iii) options to purchase 250,000 shares of Common Stock which have vested and (iv) 66,667 options to purchase which will vest within 60 days in connection with General McPeak’s first anniversary of his appointment to the Board. This does not include the restricted stock award General McPeak is entitled to receive within 60 days equal to $60,000 divided by the most recent per share closing price of the Common Stock on the national securities exchange on which the Common Stock is traded prior to the date of the annual grant in connection with the first anniversary of his appointment to the Board.
(24)	Does not include options to purchase 133,335 shares of Common Stock subject to future vesting.
(25)	Includes 100,000 shares of Common Stock subject to future vesting and 6,579 and 12,296 shares of Common Stock issued in July 2015 and October 2015, respectively, in connection with director compensation fees.
(26)	Includes (i) 207,469 shares of Common Stock issuable upon conversion of Series A 8% Convertible Preferred Stock purchased in the May 30, 2014 Private Placement; (ii) 103,734 shares of Common Stock issuable upon exercise of warrants purchased in the May 30, 2014 Private Placement, each indirectly held by Mr. Ormand as the manager of Perugia Investments L.P.; and (iii) options to purchase 250,000 shares of Common Stock subject to future vesting directly held by Mr. Ormand.
(27)	Does not include options to purchase 200,000 shares of Common Stock subject to future vesting.
(28)	Based upon a Schedule 13D jointly filed with the SEC on April 15, 2015 by Mr. Caland, Wallington Investment Holdings, Ltd. (“Wallington”) and Silvercreek Investment Limited Inc. and certain information maintained by the Company. Includes: (i) 5,963,119 shares of Common Stock owned directly by Wallington Investment Holdings, Ltd. and indirectly by Mr. Pierre Caland, the holder of sole voting and dispositive power over such shares; (ii) 608,369 shares of Common Stock owned directly by Silvercreek Investment Limited Inc. and indirectly by Mr. Caland, the holder of sole voting and dispositive power over such shares; and (iii) 385,537 shares of Common stock issued to Wallington in connection with interest payments made on the Company’s Debentures.
(29)	Based upon a Schedule 13D filed with the SEC on April 15, 2015. Includes 2,254,359 shares of Common Stock issuable to Wallington upon the exercise of warrants and (ii) 51,868 shares of Common Stock issuable to Wallington upon conversion of the Company's Series A 8% Convertible Preferred Stock.
(30)	Does not include 1,027,508 shares of Common Stock issuable to Wallington upon the conversion of the remaining Debentures.
(31)	Based upon a Schedule 13D filed with the SEC on September 5, 2014. Includes (i) 1,250,000 shares of Common Stock owned by Hexagon, LLC; (ii) 129,008 shares of Common Stock owned by Labyrinth Enterprises LLC, which is controlled by Scott J. Reiman; (iii) 129,463 shares of Common Stock owned by Reiman Foundation, which is controlled by Scott J. Reiman; and (iv) 50,000 shares of Common Stock owned by Scott J. Reiman. Mr. Reiman is President of Hexagon.
(32)	Based upon a Schedule 13D filed with the SEC on September 5, 2014. Includes 1,000,000 shares of Common Stock underlying warrants held by Hexagon.
(33)	Based upon a Schedule 13D filed with the SEC on September 5, 2014.
(34)	Based upon a Schedule 13D filed with the SEC on September 5, 2014. The Company entered into a settlement agreement with Hexagon pursuant to which the Company issued 2,000 shares of Conditionally Redeemable 6% Preferred Stock, which pays a dividend on a quarterly basis in cash. The preferred stock does not have any voting rights and cannot be converted to Common Stock.
(35)	Based upon information received from a representative of Steven B. Dunn and Laura Dunn and company records. Includes (i) 187,608 shares of Common Stock issued in connection with interest payments made on the Company’s Debentures; (ii) 2,205,768 shares of Common Stock owned by Steven B. Dunn and Laura Dunn Revocable Trust (the “Trust”); (iii) 86,959 shares of Common Stock owned by Beau 8, LLC; and (iv) 86,959 shares of Common Stock owned by Winston 8, LLC. Steven B. Dunn and Laura Dunn are trustees of the Trust and also share voting and dispositive power with respect to the shares owned by the LLCs.
(36)	Based upon information received from a representative of Steven B. Dunn and Laura Dunn. Does not include (i) 500,000 shares of Common Stock issuable upon the conversion of the remaining Debentures, with the right to convert being subject to stockholder approval; or (ii) 925,223 shares of Common Stock issuable to the Steven B. Dunn and Laura Dunn Revocable Trust upon the exercise of warrants, some of which are subject to conversion caps and some of which are not yet exercisable by their terms.

To our knowledge, except as noted above, no person or entity is the beneficial owner of more than 5% of the voting power of the company’s stock.

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TRANSACTIONS WITH RELATED PERSONS

During fiscal years 2013 and 2014, and through the date of this proxy statement, we have engaged in the following transactions with related parties:

Abraham Mirman

In September 2013, the Company appointed Abraham Mirman as its President and in April 2014 he was appointed to serve as the Company’s Chief Executive Officer. Prior to joining the Company, Mr. Mirman was employed by TR Winston as its Managing Director of Investment Banking and until September 2014 continued to devote a portion of his time to serving in that role. In connection with the appointment of Mr. Mirman, the Company and TR Winston amended the investment banking agreement in place between the Company and TR Winston at that time to provide that, upon the receipt by the Company of gross cash proceeds or drawing availability of at least $30.0 million, measured on a cumulative basis and including certain restructuring transactions, subject to the Company’s continued employment of Mr. Mirman, TR Winston would receive from the Company a lump sum payment of $1.0 million. Mr. Mirman’s compensation arrangements with TR Winston provided that upon TR Winston’s receipt from the Company of the lump sum payment, TR Winston would make a payment of $1.0 million to Mr. Mirman. The Board determined in September 2014 that the criteria for the lump sum payment had been met. Mr. Mirman also received, as part of his compensation arrangement with TR Winston, the 100,000 common shares of the Company that were issued to TR Winston in conjunction with the investment banking agreement.

Mr. Mirman is an indirect owner of a group which converted approximately $220,000 of the Company’s 8% Senior Secured Convertible Debentures due 2018 (the “Debentures”) in connection with the $9.00 million of Debentures converted in January 2014, and was paid $10,000 in interest at the time of the Debenture conversion.

During the January 2014 Private Placement, Mr. Mirman entered into a subscription agreement with the Company to invest $500,000, for which Mr. Mirman will receive 250,000 shares of stock and 250,000 warrants. The subscription agreement will not be consummated until a stockholder meeting is conducted to receive the required approval to allow executives and the Board of Directors the ability to participate in the offering.

During the May Private Placement, Mr. Mirman invested $250,000, for which Mr. Mirman received 250 shares of Series A 8% Convertible Preferred Stock and 51,867 warrants.

On August 14, 2015, the Company received a deposit in the amount of $250,000 from the Bruin Trust (the “Trust”) in connection with a potential financing to be conducted by the Company. The deposit was subsequently purchased by Abraham Mirman, Chief Executive Officer and director of the Company, from the Trust in its entirety with an effective date of August 14, 2015, and exchanged into a note (the “Mirman Note”) from the Company. The Trust is an irrevocable trust whose beneficiaries include the adult children of Mr. Ormand, a current member of the Company’s board of directors. The Trust is managed by an independent trustee and Mr. Ormand has no pecuniary interest in or control over the Trust. The Trust received no compensation for the deposit or interest on the Note. The Mirman Note carries a 12% interest rate and has generated minimal interest. The amount will be repaid within one year and has been recorded as a short-term loan.

G. Tyler Runnels and TR Winston

The Company has participated in several transactions with TR Winston, of which G. Tyler Runnels, currently a member of the Company’s Board of Directors, is chairman and majority owner. Mr. Runnels also beneficially holds more than 5% of the Company’s Common Stock, including the holdings of TR Winston and his personal holdings, and has personally participated in certain transactions with the Company.

From May 2013 the Company was party to a one-year, non-exclusive investment banking agreement with TR Winston, pursuant to which the Company issued to TR Winston 100,000 common shares, 900,000 warrants to purchase Common Stock. All warrants have a term of three years and a strike price of $4.25 per share, risk free rate of 0.20% and volatility at 63%. 250,000 warrants were valued at $94,000 using a Common Stock price $1.880 and 650,000 warrants were valued at $162,000 using a Common Stock price of $1.55. The Company expensed $153,000 in 2013 and the remaining $103,000 in 2014. The 100,000 shares of stock were originally valued at $160,000 which were revalued during each reporting period for a total value $137,000 of which $96,000 was expensed in 2013 and the remaining $41,000 was expensed in 2014.

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TR Winston and G. Tyler Runnels, its majority owner, also participated as investors in the Debentures, and purchased an aggregate of $1.41 million in Debentures between February 2011 and June 2013.

TR Winston, as placement agent for the Debentures, received compensation in the form of 50,000 shares of Common Stock, valued at $230,000 on September 8, 2012. The Company is amortizing the $230,000 over the life of the Debentures as deferred financing costs. The Company amortized $134,000 of deferred financing costs into interest expense during the year ended December 31, 2013, and the remaining $51,000 during the year ended December 31, 2014.

On April 15, 2013, the Company entered into an amendment of the Debentures to extend their maturity dates from February 8, 2014 to May 16, 2014. In consideration for the extended maturity date, the Company provided the holders of the Debentures an additional security interest in 15,000 acres of its undeveloped acreage.

On April 16, 2013, the Company entered into an agreement with a family trust controlled by Mr. Runnels (the “personal trust”) to issue up to an additional $5.0 million in additional Debentures to existing Debenture holders, of which $1.5 million of would be issued on or before July 16, 2013. From June 2013 through October 2013, the Company issued a total of $2.2 million in additional Debentures to existing Debenture holders. In November 2013, the Company paid TR Winston a commission of $40,000 in connection with the sale of these Debentures.

On January 31, 2014, the Company entered into the Conversion Agreement with all of the holders of the Debentures, including TR Winston and Mr. Runnels’ personal trust. Under the terms of the Conversion Agreement, $9.0 million of the approximately $15.6 million in Debentures outstanding as of January 30, 2014 immediately converted to shares of Common Stock at a price of $2.00 per common share. As additional inducement for the conversions, the Company issued warrants to the converting Debenture holders to purchase one share of Common Stock, at an exercise price equal to $2.50 per share (the “Warrants”), for each share of Common Stock issued upon conversion of the Debentures. TR Winston acted as the investment banker for the Conversion Agreement and was compensated by being issued 225,000 shares of the Company’s Common Stock valued at a market price of $3.05 per share. During the year ended December 31, 2014, the Company valued the investment banker compensation at $686,000.

On May 19, 2014, the Company and the holders of the Debentures agreed to extend the maturity date under the Debentures until August 15, 2014, and on June 6, 2014, they agreed to further extend the maturity date under the Debentures from August 15, 2014 to January 15, 2015. In January 2015, the Company entered into an extension agreement which extends the maturity date of the Debentures until January 8, 2018. The maturity date of the Debentures now coincides with the maturity date of the Company’s credit agreement, dated as of January 8, 2015, with Heartland Bank as administrative agent (the “Credit Agreement”). Upon completion of the conversion of the remaining Debentures, TR Winston will be entitled to an additional commission.

On October 6, 2014, the Company entered into a letter agreement (the “Waiver”) with the holders of its Debentures, including TR Winston and Mr. Runnels’ personal trust. Pursuant to the Waiver, the holders of the Debentures agreed to waive any Event of Default (as that term is defined in the Debentures) that may have occurred prior to the date of the Waiver, including any default in connection with the Hexagon term loan, and to rescind and annul any acceleration or right to acceleration that may have been triggered thereby. In exchange for the Waiver, the Company agreed that TR Winston, as representative for the holders of the Debentures, would have the right to nominate two qualified individuals to serve on the Company’s Board. Mr. Runnels is one of the qualified nomination designees which TR Winston has elected to place on the Board.

On January 22, 2014, in connection with the January 2014 Private Placement of units with each unit consisting of (i) one share of Common Stock and (ii) one three-year warrant to purchase one share of Common Stock, at an exercise price equal to $2.50 per share (together, the “Units”) the Company paid TR Winston a commission equal to $486,000 (equal to 8% of gross proceeds at the closing of the January 2014 Private Placement). Of this $486,000 commission, $313,750 was paid in cash and $172,250 was paid in 86,125 units. In addition, the Company paid TR Winston a non-accountable expense allowance of $182,250 (equal to 3% of gross proceeds at the closing of the January 2014 Private Placement) in cash. If the participation of certain of the Company’s current and former officers and directors, who remain committed, is approved by the Company’s stockholders, the Company will pay TR Winston an additional commission. The Units issued to TR Winston were the same Units sold in the January 2014 Private Placement and were invested in the January 2014 Private Placement.

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On March 28, 2014, the Company and TR Winston entered into a Transaction Fee Agreement in connection with the issuance of our Series A 8% Convertible Preferred Stock with accredited investors, pursuant to which we issued $7.50 million of Preferred Stock (the “May Private Placement”). Pursuant to the Transaction Fee Agreement, the Company agreed to compensate TR Winston 5% of the gross proceeds of the May Private Placement, plus a $25,000 expense reimbursement. On April 29, 2014, the Company and TR Winston amended the Transaction Fee Agreement to increase TR Winston’s compensation to 8% of the gross proceeds, plus an additional 1% of the gross proceeds as a non-accountable expense reimbursement in addition to the $25,000 originally contemplated. All fees were netted against gross proceeds from the May Private Placement.

On May 30, 2014, the Company paid TR Winston a commission equal to $600,000 (equal to 8% of gross proceeds at the closing of the May Private Placement). Of this $600,000 commission, $51,850 was paid in cash to TR Winston, $94,150 was paid in cash to other brokers designated by TR Winston, and remaining $454,000 was invested by TR Winston into shares of Series A 8% Convertible Preferred Stock. In addition, the Company paid TR Winston a non-accountable expense allowance of $75,000 (equal to 1% of gross proceeds at the closing of the May Private Placement) in cash.

On June 6, 2014, TR Winston executed a commitment to purchase or affect the purchase by third parties of an additional $15 million in Series A 8% Convertible Preferred Stock, to be consummated within ninety (90) days thereof. The agreement was subsequently extended and expired on February 22, 2015. On February 25, 2015, the Company and TR Winston agreed in principal to a replacement commitment, pursuant to which TR Winston has agreed that, at the request of the Company’s Board, TR Winston will purchase or effect the purchase by third parties of an additional $7.5 million in Series A 8% Convertible Preferred Stock, to be consummated no later than February 23, 2016, with all other terms substantially the same as those of the original commitment.

Hexagon

Hexagon, LLC (“Hexagon”) the Company’s former primary lender, still holds over 5% of the Company’s Common Stock.

The Company was a party to three term loan credit agreements dated as of January 29, 2010, March 25, 2010, and April 14, 2010, respectively, (collectively, the “credit agreements”) with Hexagon. On April 15, 2013, the Company and Hexagon agreed to amend the credit agreements to extend their maturity dates to May 16, 2014. Pursuant to the amendment, Hexagon agreed to (i) reduce the interest rate under the credit agreements from 15% to 10% beginning retroactively with March 2013, (ii) permit the Company to make interest only payments for March, April, May, and June 2013, after which time the minimum secured term loan payment became $0.23 million, and (iii) forbear from exercising its rights under the term loan credit agreements for any breach that may have occurred prior to the amendment. In consideration for the extended maturity date, the reduced interest rate and minimum loan payment under the secured term loans, the Company provided Hexagon an additional security interest in 15,000 acres of its undeveloped acreage.

In addition, Hexagon and its affiliates had interests in certain of the Company’s wells independent of Hexagon’s interests under the term loans, for which Hexagon or its affiliates receive revenue and joint-interest billings.

On September 2, 2014, we entered into an agreement with Hexagon (the “Final Settlement Agreement”) to settle all amounts payable by us pursuant to existing credit agreements with Hexagon that were secured by mortgages against several of our oil and gas properties (the “Hexagon Collateral”). Pursuant to the Final Settlement Agreement, in exchange for full extinguishment of all amounts payable ($15.1 million in principal and interest) pursuant to the credit agreements and related promissory notes, we agreed to assign to Hexagon all of the Hexagon Collateral, and issued to Hexagon $2.0 million in a new series of 6% Redeemable Preferred Stock. The Final Settlement Agreement also prohibits Hexagon from selling or otherwise disposing of any shares of Common Stock held by Hexagon until February 29, 2016. In addition, pursuant to the Final Settlement Agreement, we and Hexagon each mutually released and discharged all known and unknown claims against the other and their respective representatives that they had or may have, including claims relating to the credit agreements.

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Officers and Directors of the Company

Certain of the Company’s directors and officers participated or committed to participate, directly and indirectly, as investors in the 2013 Debenture offerings, for an aggregate investment of $653,970.

On January 22, 2014, members of the Company’s officers and board of directors agreed to purchase $1,425,000 of the Units offered in the January 2014 Private Placement subject to receipt of shareholder approval as required by the Company’s listing with NASDAQ.

As discussed above, on January 31, 2014, the Company entered into the Conversion Agreement with the holders of the Debentures, including a group in which Mr. Mirman has voting and dispositive power, W. Phillip Marcum, the Company’s then Chief Executive Officer, and A. Bradley Gabbard, the Company’s then Chief Financial Officer, pursuant to which, among other things, the parties agreed to convert $9 million of the approximately $15.8 million in outstanding principal and accrued and unpaid interest into shares of common stock at an exchange price of $2.00 per share. Each holder of the Debentures received one warrant to purchase one share of common stock at an exercise price equal to $2.50 per share for each share of common stock so issued.

On May 19, 2014, the Company and the holders of the Debentures agreed to extend the maturity date under the Debentures until August 15, 2014, and on June 6, 2014, they agreed to further extend the maturity date under the Debentures from August 15, 2014 to January 15, 2015. In January 2015, the Company entered into an extension agreement which extends the maturity date of the Debentures until January 8, 2018. The maturity date of the Debentures now coincides with the maturity date of the Credit Agreement. Upon completion of the conversion of the remaining Debentures, TR Winston will be entitled to an additional commission.

Ronald D. Ormand

On March 20, 2014, the Company entered into an Engagement Agreement (the “Engagement Agreement”) with MLV & Co. LLC (“MLV”), pursuant to which MLV will act as the Company’s exclusive financial advisor. Ronald D. Ormand, currently a member of the Company’s board of directors as of February 2015, is the Managing Director and Head of the Energy Investment Banking Group at MLV. The Engagement Agreement provides for a fee of $25,000 to be paid monthly to MLV, subject to certain adjustments and other specific fee arrangements in connection with the nature of financial services being provided. The Company expensed $75,000 and $225,000 for the three and nine months ended September 30, 2015, respectively, and expensed a total of $50,000 and $150,000 for the three and nine months ended September 30, 2014, respectively

On May 27, 2015, MLV agreed to take $150,000 of its accrued fees in the Company’s Common Stock and was issued 75,000 shares in lieu of payment. The closing share price on May 27, 2015 was $1.56.

General Merrill McPeak

On June 22, 2015, the Company received $250,002 from General McPeak as an unsecured short-term loan (the “McPeak Agreement”). The McPeak Agreement carries a 12% interest rate and has generated minimal interest. The amount will be repaid within one year. General McPeak is currently a member of the Company’s board of directors. The McPeak Agreement has been recorded as a short-term loan.

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Nuno Brandolini

On November 10, 2015, the Company received $150,000 from Nuno Brandolini as an unsecured short-term loan (the “Brandolini Agreement”). The Brandolini Agreement carries a 12% interest rate and has generated minimal interest. The amount will be repaid within one year. Mr. Brandolini is currently a member of the Company’s board of directors. The Brandolini Agreement has been recorded as a short-term loan.

Employment Agreements with Officers

See “Employment Agreements and Other Arrangements” above.

Compensation of Directors

See “Compensation of Directors” above.

Conflict of Interest Policy

The Board of Directors has recognized that transactions between the Company and certain related persons present a heightened risk of conflicts of interest. We have a corporate conflict of interest policy that prohibits us from engaging in transactions that would cause a conflict of interest without the Board approving such transactions. Our Board of Directors has established a course of conduct whereby it considers in each potential conflict as it arises and determines whether the proposed transaction is on terms as favorable, or more favorable, to the Company than would otherwise be available from a non-related party. Our Board also looks at whether the transaction is fair and reasonable to us, taking into account the totality of the relationships between the parties involved, including other transactions that may be particularly favorable or advantageous to us. Each of the related party transactions described above was presented to our Board of Directors for consideration and each of these transactions was unanimously approved by our Board of Directors after reviewing each transaction using the criteria set forth in the preceding two sentences.

Director Independence

Our Board of Directors has determined that each of Nuno Brandolini, General Merrill McPeak and Ronald D. Ormand qualifies as an independent director under rules promulgated by the SEC and Nasdaq listing standards, and has concluded that none of these directors has a material relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise in any of the proposals set forth herein which is not shared by all other stockholders, other than elections to office.

Section 16(a) Beneficial Ownership Reporting Compliance of the Securities Exchange Act

Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who own more than 10% of a registered class of the Company's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the SEC. These Reporting Persons are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file with the SEC. Based solely on its review of reports and written representations that the Company has received, the Company believes that all required reports were timely filed during 2014, except as follows:

●	Abraham Mirman filed one Form 4 reporting two transactions late.

●	Bruce B. White filed one Form 4 reporting one transaction late.

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●	Nuno Brandolini filed a Form 3 reporting his initial beneficial ownership late.

●	Robert A. Bell filed a Form 3 reporting his initial beneficial ownership late.

You may obtain a copy of these documents (other than exhibits to such documents), at no cost, upon written or oral request to Lilis Energy, Inc., Attention: Corporate Secretary, 216 16th Street, Suite #1350, Denver, Colorado, 80202, (303) 893-9000.

Delivery of Proxy Materials to Households

Only one copy of the Company’s 2014 Annual Report and this proxy statement will be delivered to an address where two or more stockholders reside with the same last name or whom otherwise reasonably appear to be members of the same family based on the stockholders’ prior express or implied consent.

We will deliver promptly upon written or oral request a separate copy of the Company’s 2014 Annual Report and this proxy statement upon such request.  If you share an address with at least one other stockholder, currently receive one copy of our 2014 Annual Report and proxy statement at your residence, and would like to receive a separate copy of our annual report and proxy statement for future stockholder meetings of the Company, please specify such request in writing and send such written request to Lilis Energy, Inc., Attention: Corporate Secretary, 216 16th Street, Suite #1350, Denver, Colorado, 80202, or orally by contacting the Company at (303) 893-9000.

If you share an address with at least one other stockholder and currently receive multiple copies of our annual report and proxy statement, and you would like to receive a single copy of our annual report and proxy statement, please specify such request in writing and send such written request to Lilis Energy, Inc., Attention: Corporate Secretary, 216 16th Street, Suite #1350, Denver, Colorado, 80202, or orally by contacting the Company at (303) 893-9000.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information filed by us at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of these reports, proxy statements and other documents at the SEC’s website, the address of which is http://www.sec.gov.

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS OF LILIS ENERGY, INC.

TO BE HELD December 29, 2015

The undersigned hereby appoints Abraham Mirman and Ariella Fuchs, or either of them, as the lawful agent and proxy of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of Common Stock of Lilis Energy, Inc. held of record by the undersigned, that the undersigned would be entitled to vote if personally present at the 2015 Annual Meeting of stockholders to be held  at 10:00  a.m. local time on  December 29, 2015, at the offices of Ellenoff, Grossman and Schole LLP, located at 1345 Ave of the Americas, New York, NY 10105.

1.	Election of directors.

_____________ FOR the election as a director of the five nominees listed below (except as marked to the contrary below).

NOMINEES: Nuno Brandolini, Abraham Mirman, General Merrill McPeak, Ronald Ormand and G. Tyler Runnels

_____________ WITHHOLD AUTHORITY to vote for the following nominees:

INSTRUCTION: To withhold authority to vote for individual nominees, write their names in the space provided.

__________________________________________________________________________________

2.	To approve, on an advisory basis, the compensation of the Company’s named executive officers.

_____________ FOR _____________ AGAINST _____________ ABSTAIN

3.	To approve an amendment to the Company’s 2012 Equity Incentive Plan to increase the number of common shares available for grant under the Plan from 6,800,000 to 10,000,000; and to re-approve the Internal Revenue Code Section 162(m) annual award limits and performance criteria under the Plan.

4.	_____________ FOR _____________ AGAINST _____________ ABSTAIN

To ratify the selection of Marcum LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2015.

_____________ FOR _____________ AGAINST _____________ ABSTAIN

In his discretion, the proxy is authorized to vote upon any matters which may properly come before the 2015 Annual Meeting, or any adjournment or postponement thereof.

It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder.  Where no choice is specified by the stockholder, the proxy will be voted in favor of the proposals set forth on this proxy.

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said proxy may do by virtue hereof.

Please indicate whether you will attend the 2015 Annual Meeting of stockholders December 29, 2015: I ☐plan ☐ do not plan to attend the 2015 Annual Meeting.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE:		Date:

SIGNATURE:		Date:
Signature if held jointly

NOTE:  Please sign exactly as name appears on the envelope in which this proxy card and the accompanying proxy statement were sent to you.  Joint owners should each sign.  When signing as attorney, executor, administrator, trustee, or guardian, please provide full title and capacity.  Corporations must provide full name of corporation and title of authorized officer signing.

Appendix A

CORPORATE GOVERNANCE GUIDELINES ON DIRECTOR INDEPENDENCE

It is the policy of the Board of Directors (the “Board”) of Lilis Energy, Inc. (the “Company”) that at least a majority, but not less than three, of the members of the Board (each, a “Director”) be independent in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the “Act”), the rules of The Nasdaq Stock Market and these Corporate Governance Guidelines on Director Independence. In determining whether a director is “independent,” the Board shall apply the following standards (Standard 1, Standard 2, Standard 3, Standard 4, Standard 5, and Standard 6 below, collectively, the “Objective Independence Standards”):

1.	Standard 1. A director who is, or at any time during the past three years was, employed by the Company shall not be considered independent.

a.	In applying this Standard 1, employment by a director as an Executive Officer on an interim basis shall not disqualify that director from being considered independent following such employment, so long as the interim employment did not last longer than one year; provided that a director would not be considered independent while serving as an interim officer.

b.	In applying this Standard 1, and in assessing such director’s independence generally, the Board shall consider whether a director’s former employment and any compensation received would interfere with the director's exercise of independent judgment in carrying out the responsibilities of a director.

c.	If the director participated in the preparation of the Company's financial statements while serving as an interim Executive Officer, such director shall be ineligible to serve on the Audit Committee of the Board for three years.

d.	In applying this Standard 1, the three year look-back period commences on the date the relationship ceases. For example, a director employed by the Company is not independent until three years after such employment terminates.

2.	Standard 2. A director who accepted or who has a Family Member who accepted any compensation from the Company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following: (i) compensation for board or board committee service; (ii) compensation paid to a Family Member who is an employee (other than an Executive Officer) of the Company; or (iii) benefits under a tax-qualified retirement plan, or non-discretionary compensation, shall not be considered independent.

a.	In applying this Standard 2, compensation received by a director for former service as an interim Executive Officer need not be considered as compensation in determining independence after such service, so long as such interim employment did not last longer than one year.

b.	In applying this Standard 2, and in assessing such director’s independence generally, the Board shall consider whether such former employment and any compensation received would interfere with the director's exercise of independent judgment in carrying out the responsibilities of a director.

c.	In applying this Standard 2, non-preferential payments made in the ordinary course of providing business services, payments arising solely from investments in the Company's securities and loans permitted under Section 13(k) of the Act, will not preclude a finding of director independence as long as the payments are non-compensatory in nature. However, depending on the circumstances, a loan or payment could be compensatory if, for example, it is not on terms generally available to the public.

3.	Standard 3. A director who is a Family Member of an individual who is, or at any time during the past three years was, employed by the Company as an Executive Officer shall not be considered independent.

a.	In applying this Standard 3, the three year look-back period commences on the date the relationship ceases.

4.	Standard 4. A director who is, or has a Family Member who is, a partner in, or a controlling Stockholder or an Executive Officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, other than the following: (i) payments arising solely from investments in the Company's securities; or (ii) payments under non-discretionary charitable contribution matching programs, shall not be considered independent.

a.	The reference to a partner in this Standard 4 is not intended to include limited partners.

b.	In applying this Standard 4, a director who is, or who has a Family Member who is, an Executive Officer of a charitable organization may not be considered independent if the Company makes payments to the charity in excess of the greater of 5% of the charity's revenues or $200,000.

c.	In applying this Standard 4, and in assessing such director’s independence generally, the Board shall consider other situations where a director or their Family Member and the Company each have a relationship with the same charity.

5.	Standard 5. A director of the Company who is, or has a Family Member who is, employed as an Executive Officer of another entity where at any time during the past three years any of the Executive Officers of the Company serve on the compensation committee of such other entity shall not be considered independent.

a.	In applying this Standard 5, the three year look-back period commences on the date the relationship ceases.

6.	Standard 6. A director who is, or has a Family Member who is, a current partner of the Company's outside auditor, or was a partner or employee of the Company's outside auditor who worked on the Company's audit at any time during any of the past three years shall not be considered independent.

a.	In applying this Standard 6, the three year look-back period commences on the date the relationship ceases.

For purposes of the Objective Independence Standards, the following guidelines shall apply:

●	Any reference to "Company" includes any parent or subsidiary of the Company. The term "parent or subsidiary" is intended to cover entities the Company controls and consolidates with the Company's financial statements as filed with the Securities and Exchange Commission (but not if the Company reflects such entity solely as an investment in its financial statements).

●	"Family Member" means a person's spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in such person's home. The reference to marriage is intended to capture relationships specified in this standards (parents, children and siblings) that arise as a result of marriage, such as "in-law" relationships.

●	“Executive Officer” means those officers covered in Rule 16a-1(f) under the Act.

INDEPENDENCE DETERMINATION

In addition to applying the Objective Independence Standards set forth above, the Board shall affirmatively determine that the Director has no relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director (the “Subjective Independence Standard”). For a director to be deemed “independent,” the Board must affirmatively determine that such director is independent under both the Objective Independence Standards and the Subjective Independence Standard. This determination shall be disclosed in the proxy statement for each annual meeting of the Company’s stockholders.

The Board shall undertake an annual review of the independence of all Directors. In advance of the meeting at which this review occurs, each such Director shall be asked to complete a Directors’ Questionnaire and to provide the Board with full information regarding the Director’s business and other relationships with the Company and its affiliates and with senior management and their affiliates to enable the Board to evaluate the Director’s independence.

Directors have an affirmative obligation to inform the Board of any material changes in their circumstances or relationships that may impact their designation by the Board as “independent.” This obligation includes all business relationships between, on the one hand, Directors or their Family Members, and, on the other hand, the Company and its affiliates or members of senior management and their affiliates, whether or not such business relationships are subject to the approval requirement set forth in the following provision.

Appendix B

Recovery Energy, Inc.

2012 Equity Incentive Plan

Effective Date: August 31, 2012

Any statements regarding tax matters made herein, including any attachments, cannot be relied upon by any person to avoid tax penalties and are not intended to be used or referred to in any marketing or promotional materials. To the extent this communication contains a tax statement or tax advice, Brownstein Hyatt Farber Schreck, LLP does not and will not impose any limitation on disclosure of the tax treatment or tax structure of any transactions to which the tax statement or tax advice relates.

TABLE OF CONTENTS

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RECOVERY ENERGY, INC.

2011 Equity Incentive Plan

INTRODUCTION

Recovery Energy, Inc., a Nevada corporation (the "Company"), hereby adopts the Recovery Energy, Inc. 2012 Equity Incentive Plan (the "Plan"). The purpose of the Plan is to further the growth and development of the Company by affording an opportunity for stock ownership to selected Employees, Directors and Consultants of the Company and its Affiliates (all as defined below) who are responsible for the conduct and management of its business or who are involved in endeavors significant to its success. The Plan is also intended to assist the Company in attracting new Employees, Directors and Consultants and retaining existing Employees, Directors and Consultants; to encourage growth of the Company through incentives that are consistent with the Company's goals; to provide incentives for individual performance; and to promote teamwork.

ARTICLE 1

DEFINITIONS

When used in this Plan, the following capitalized terms shall have the meanings set forth below unless a different meaning is plainly required by the context:

1.1	Administrator means the Board of Directors, any committee or such delegates as shall be administering the Plan in accordance with Article 3.

1.2	Affiliate means any corporation, partnership, limited liability company or partnership, association, trust or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

1.3	Applicable Laws means the requirements relating to the administration of stock option and stock award plans under U.S. federal, state and local laws, the rules of any national securities exchange or automated quotation system on which the Common Stock is listed, quoted, or traded to the extent provided under the terms of the Company's agreement with such exchange or quotation system and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan, the laws of such jurisdiction.

1.4	Award means a grant of Options, SARs, Restricted Stock, Restricted Stock Units, Bonus Stock or other equity-based grant under the Plan.
1.5	Award Agreement means the agreement between the Company and a Participant pursuant to which a specific Award is granted to the Participant.

1.6	Board of Directors means the Board of Directors of the Company.

1.7	Bonus Stock means shares of Common Stock granted to a Participant that are subject to the terms set forth in Section 10.2 and the applicable Award Agreement.

1.8	Cause means "Cause," as defined in the Participant's employment agreement, if applicable, or if the Participant has not entered into an employment agreement with the Company, as determined in the sole discretion of the Company, a termination on account of any of the following: (a) repeated refusal to obey written directions of the Board of Directors or a superior officer (so long as such directions do not involve illegal or immoral acts), (b) negligence or willful misconduct in the performance of Participant’s duties, as reasonably directed by the Board of Directors or a superior officer, injurious to the reputation, business or operations of the Company or an Affiliate; (c) misappropriation of any funds or assets of the Company or an Affiliate for personal use; (d) repeated acts of substance abuse that are injurious to the Company or an Affiliate; (e) fraud or dishonesty that is injurious to the Company or an Affiliate; (f) a breach of any material obligation of Participant in an employment, non-disclosure or confidentiality, non-compete, non-solicitation or similar agreement, if applicable, with the Company or an Affiliate; (g) commission of a criminal offense involving money or other property with respect to the Company, an Affiliate or any supplier or customer of the Company or an Affiliate (excluding any traffic violations or similar violations); (h) commission of a criminal offense that constitutes a felony in the jurisdiction in which the offense is committed; or (i) engaging in any conduct tending to bring the Company or an Affiliate into public disgrace or disrepute. A Participant who agrees to resign from his employment or service with the Company in lieu of being terminated for Cause may be deemed by the Administrator to have been terminated for Cause for purposes of the Plan.

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1.9	Change in Control means, unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant's Award Agreement or written contract of employment or service, (A) by a transaction or series of transactions, any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 35% of the combined voting power of the Company’s then outstanding securities (provided such person or group was not a beneficial owner of more than 35% of the combined voting power of the Company’s then outstanding securities as of August 31, 2012); (B) as a result of any merger, consolidation, combination or sale or issuance of securities of the Company, or as a result of or in connection with a contested election of directors, the persons who were directors of the Company as of August 31, 2012 cease to constitute a majority of the Board of Directors; or (C) by a transaction or series of transactions, the authority of the Board of Directors over any activities of the Company becomes subject to the consent, agreement or cooperation of a third party other than shareholders of the Company.

1.10	Code means the Internal Revenue Code of 1986, as amended from time to time.

1.11	Common Stock or Stock means the Company's common stock, par value $0.0001 per share, and any share or shares of the Company's capital stock hereafter issued or issuable in substitution for such shares.

1.12	Consultant shall mean any individual who is neither an Employee nor a Director who is engaged by the Company or an Affiliate to render services to such entity as an advisor or consultant.

1.13	Continuous Service means that the Participant's service as an Employee, Director or Consultant with the Company or an Affiliate is not interrupted or terminated. The Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's Continuous Service. The Administrator, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence, including sick leave, military leave or any other personal leave.

1.14	Director means an individual who is a member the Board of Directors or a member of the board of directors of an Affiliate, who (in either case) is not an Employee.

1.15

Disability means disability within the meaning of the long-term disability policy maintained by the Company, or if none, within the meaning of Code Section 22(e)(3), provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

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1.16	Effective Date means the date the Plan is approved by the Board, subject to approval of the Plan by the Company’s stockholders.

1.17

Employee means a common law employee of the Company or an Affiliate and any person who has accepted a binding offer of employment from the Company or an Affiliate (provided that, in the case of an Incentive Stock Option, such person has commenced employment as a common law employee), but excludes any individual classified by the Company or an Affiliate as an independent contractor, consultant or leased employee.

1.18	Exchange Act means the Securities Exchange Act of 1934, as amended from time to time.

1.19	Fair Market Value means, as of any specified date, the value of a share of Common Stock determined as follows:

(a)	Publicly Traded. If the Common Stock is regularly traded on any established securities market, the Fair Market Value per share of Common Stock shall be the closing sale price for a share of Common Stock for such date, or if there is no closing sales price for a share of Common Stock on that date, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable.

(b)	Not Publicly Traded. If the Common Stock is not readily tradable on an established securities market, the Fair Market Value per share of Common Stock shall be the amount determined by the Administrator, reasonably and in good faith, in accordance with Applicable Laws.

1.20	Full Value Award means any Award other than (i) an Option, (ii) a SAR or (iii) any other Award for which the Participant pays the intrinsic value existing as of the date of grant (whether directly or by forgoing a right to receive a payment from the Company or an Affiliate).

1.21	Incentive Stock Option means any option granted to an eligible Employee under the Plan, which the Company intends at the time the option is granted to be an Incentive Stock Option within the meaning of Code Section 422.

1.22	Nonqualified Stock Option means any option granted to an eligible Employee under the Plan that is not an Incentive Stock Option.

1.23	Option means and refers collectively to Incentive Stock Options and Nonqualified Stock Options.

1.24	Participant means any Employee, Director or Consultant who is granted an Award under the Plan. Participant also means the personal representative of a Participant and any other person who acquires the right to exercise or receive payment pursuant to an Award by bequest or inheritance.

1.25	Permitted Transferee means, with respect to a Participant, any “family member” of the Participant, as defined under the instructions to use of the Form S-8 Registration Statement under the Securities Act, after taking into account any state, federal, local or foreign tax and securities laws applicable to transferable Awards.

1.26	Publicly Traded means that the Company or an Affiliate has issued any class of common equity securities registered under Section 12 of the Exchange Act.

1.27	Restricted Stock means shares of Common Stock granted to a Participant that are subject to the restrictions set forth in Section 9.1 and the applicable Award Agreement. Restricted Stock also means any shares of the Company's capital stock issued as a result of a dividend on or split of Restricted Stock. Upon termination of the restrictions, such Common Stock or other capital stock shall no longer be Restricted Stock.

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1.28	Restricted Stock Units means restricted share units granted to a Participant that are subject to the terms set forth in Section 10.2 and the applicable Award Agreement.

1.29	Restriction Period means the period set forth in the applicable Award Agreement that is the period beginning on the date of grant of the Award and ending on the final vesting date of the Restricted Stock.

1.30	Rule 16b-3 means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, together with any successor rule, as in effect from time to time.

1.31	Section 162(m) means Code Section 162(m) and any related Treasury regulations promulgated or Internal Revenue Service guidance issued thereunder.

1.32	Section 409A means Code Section 409A and any related Treasury regulations promulgated or Internal Revenue Service guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date.

1.33	Securities Act shall mean the Securities Act of 1933, as amended.

1.34	Stock Appreciation Right or SAR means a stand-alone stock appreciation right that is subject to the terms set forth in Section 8.1 and the applicable Award Agreement

ARTICLE 2

TERM OF THE PLAN

The Plan shall be effective as of the Effective Date, provided that the Plan is approved by the stockholders of the Company within 12 months of the Effective Date. The Plan shall continue in effect for a term of 10 years from the later of the Effective Date or the date any amendment to add shares to the Plan is approved by stockholders of the Company, unless terminated earlier under Article 14. In the absence of the approval by stockholders of the Company of an amendment to add shares to the Plan, no Incentive Stock Option shall be granted more than 10 years from the date the Plan is approved by the stockholders of the Company.

ARTICLE 3

ADMINISTRATION

3.1	Administrator. The Plan shall be administered by the Board of Directors, unless and until such time as the Board of Directors delegates the administration of the Plan to a committee, which shall be appointed by and shall serve at the pleasure of the Board of Directors. The powers, duties and procedures of any appointed committee shall be governed its adopted charter, or in the absence of such charter, by this article. Any committee member shall be deemed to have resigned automatically from the committee upon his termination of service with the Company. To the extent the Administrator considers it desirable for transactions relating to a grant of Awards to be eligible to qualify for an exemption under Rule 16b-3, the Administrator shall consist of a committee of two or more members of the Board, all of whom qualify as “non-employee directors” within the meaning of Rule 16b-3. To the extent the Administrator considers it desirable for compensation delivered pursuant to a grant of Awards to be eligible to qualify for an exemption under Section 162(m), the Plan shall be administered by a committee of two or more members of the Board, all of whom qualify as “outside directors” within the meaning of Section 162(m). The Administrator may from time to time remove members from or add members to any such committee; fill vacancies on the committee, howsoever caused; and otherwise increase or decrease the number of members of such committee, in each case as the Administrator deems appropriate to permit transactions in Common Stock pursuant to the Plan and to satisfy such conditions of Rule 16b-3 or Section 162(m) as then in effect.

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3.2

Meetings and Actions. The Administrator shall hold meetings at such times and places as it may determine in its sole discrimination. A majority of the members of the Administrator shall constitute a quorum, and the acts of the majority of the members present at a meeting or a consent in writing signed by all members of the Administrator shall be the acts of the Administrator and shall be final, binding and conclusive upon all persons, including the Company, its Affiliates, its stockholders, and all persons having any interest in Awards that may be or have been granted pursuant to the Plan.

3.3

Powers of Administrator. The Administrator shall have the full and exclusive right to grant and determine terms and conditions of all Awards granted under the Plan and to prescribe, amend and rescind rules and regulations for administration of the Plan. The Administrator may from time to time in its discretion determine which of the eligible Employees, Directors and Consultants of the Company or its Affiliates should receive Awards, the type of Awards to be granted, and as applicable, the number of shares subject to the Awards, the grant dates, the exercise or purchase price for shares subject to the Awards, the vesting conditions and duration of the Awards and the restrictions applicable to each grant of shares pursuant to the Awards. In selecting Participants and granting Awards, the Administrator shall take into consideration the contribution the Participant has made or may make to the success of the Company or its Affiliates and such other factors as the Administrator shall determine.

3.4	Discretion of Administrator. The determination of the Administrator as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all persons, including the Company, its Affiliates, its stockholders, and all persons having any interest in Awards that may be or have been granted pursuant to the Plan. Subject to the express provisions of the Plan, the Administrator is authorized, in its sole discretion, to construe the Plan and the respective Award Agreements executed hereunder, to prescribe and enforce such rules and regulations relating to the Plan as it may deem advisable to carry out the intent of the Plan, and to determine and amend, subject to the provisions of Article 14, the terms, restrictions and provisions of any outstanding Award in any manner that is not inconsistent with the provisions of the Plan (including but not limited to cashing out Awards, extending the exercise or effective periods of Awards, accelerating the vesting of Awards, and converting or substituting any or all stock options, stock appreciation rights or other stock awards held by service providers of an entity acquired by the Company) the terms, restrictions and provisions of each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Administrator to cause designated Awards to qualify for specific tax treatment, and to make all other determinations necessary or advisable for administering the Plan. The Administrator may correct any defect or supply any omission or reconcile any inconsistency in any Award Agreement in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Administrator on any Plan matters shall be final, conclusive and binding on all parties.

3.5

Delegation of Authority. To the extent permitted by Applicable Laws, the Administrator may from time to time delegate to a committee of one or more members of the Board of Directors or one or more officers of the Company the authority to grant or amend Awards; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company to whom authority to grant or amend Awards has been delegated hereunder; provided further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Section 162(m) and other Applicable Laws. Any delegation hereunder shall be subject to the restrictions and limits that the Administrator specifies at the time of such delegation, and the Administrator may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this section shall serve in such capacity at the pleasure of the Administrator.

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ARTICLE 4

STOCK SUBJECT TO THE PLAN

4.1	Plan Limit.
(a)

Aggregate Limit. Subject to the provisions of Article 13, the aggregate number of shares of Common Stock that may be issued under Awards granted pursuant to the Plan shall not exceed 10,000,000 shares of Common Stock. Such shares of Common Stock shall be authorized but unissued shares. Shares of Common Stock shall be deemed to have been issued under the Plan solely to the extent actually issued and delivered pursuant to an Award. Shares of Common Stock subject to Awards granted under the Plan that are cancelled, expire or are forfeited shall be available for re-grant under the Plan. If a Participant pays the exercise or purchase price of an Award granted under the Plan through the tender or withholding of shares, or if shares are tendered or withheld to satisfy any Company withholding obligations, the number of shares so tendered or withheld shall become available for re-issuance thereafter under the Plan. Subject to the provisions of Article 13, no more than the aggregate maximum number of shares of Common Stock approved by the Stockholders from time to time may be issued pursuant to Incentive Stock Options.

(b)	Section 162(m) Limit. During any single calendar year, no Participant shall be eligible to be granted Awards exceeding 3,000,000 shares of Common Stock.
4.2	Unused Stock. Shares will be deemed to have been issued under the Plan only (a) to the extent actually issued and delivered pursuant to an Award, or (b) to the extent an Award is settled in cash. If any outstanding Award under the Plan expires or for any other reason ceases to be exercisable, is forfeited or repurchased by the Company, in whole or in part (other than upon exercise of an Award), the shares that were subject to such Award (and as to which the Award had not been exercised) shall continue to be available under the Plan or revert to the Plan to again be available for issuance under the Plan. Any shares of Common Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award (other than an Option) shall again be available for the grant of an Award pursuant to the Plan.

4.3

Retention of Rights. The existence of this Plan and any Award granted pursuant to the Plan shall not affect the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other change in the Company's capital structure or its business, or a merger or consolidation of the Company, or any issue of bonds, debentures, or preferred or preference stock ranking before or affecting the Common Stock, or the dissolution of the Company or any sale or transfer of all or any part of the Company's assets or business, or any other corporate act or proceeding, whether similar or not.

ARTICLE 5

GRANT OF AWARDS

5.1	Eligibility for Award. Awards may be granted only to persons who, at the time of grant, are Employees, Directors or Consultants.

5.2

Grant of Awards. The Administrator may from time to time in its discretion grant Awards to one or more Employees, Directors or Consultants determined by it to be eligible for participation in the Plan in accordance with the provisions of this article. No Award shall be enforceable under the Plan until the Participant provides the Company with a signed Award Agreement in the form specified by the Administrator with respect to the Award to that Participant.

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5.3

Terms of Awards. Each Award will be evidenced by an Award Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Administrator from time to time will approve. The terms of any Award need not be identical to the terms of any other Award to the same or other Participants. An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include any type of Award or any combination of Awards under the Plan. Award Agreements evidencing Awards intended to qualify as Performance-Based Compensation shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m). Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Code Section 422.

5.4	Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Laws, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

5.5

Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE 6

VESTING OF AWARDS

An Award shall vest or become exercisable in whole or in part and at such times and upon such conditions, if any, as determined by the Administrator and set forth in the Award Agreement. The Administrator in its discretion may provide that an Award will be vested or exercisable upon (a) the attainment of one or more performance goals or targets established by the Administrator, which may be based on factors including, but not limited to, the price of a share of Common Stock, the Company's earnings per share, the Company's market share, the Company's sales, the Company's operating margin, the earnings before or after interest, taxes, depreciation, or amortization of the Company; (b) the Participant's Continuous Service for a specified period of time; (c) the occurrence of any event or the satisfaction of any other condition specified by the Administrator in its sole discretion; or (d) a combination of any of the foregoing. Each Award may, in the discretion of the Administrator, have different provisions with respect to vesting or exercise of the Award. At any time after grant of an Award, the Administrator may, in its sole discretion, accelerate the period or waive the conditions for which an Award vests.

ARTICLE 7

STOCK OPTIONS

7.1	Option Award Agreement.

(a)

Option Exercise Price. The Option price (i.e., exercise price) per share of Common Stock under each Option shall be determined by the Administrator and stated in the Option Award Agreement. The Option price for any Option that is intended to be an Incentive Stock Option or to constitute performance-based compensation within the meaning of Section 162(m) shall not be less than 100% of the Fair Market Value (determined as of the day the Option is granted) of the shares subject to the Option. Nonqualified Stock Options may be granted with an Option price of less than 100% of the Fair Market Value (determined as of the day the Option is granted) of the shares subject to the Option.

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In the case of an Option that is subject to Section 409A (such as a discounted Nonqualified Stock Option), the timing of the exercise of the Option shall be limited to one (or the earliest of two or more) of the following events, as specified in the applicable Option Award Agreement, as determined and interpreted in accordance with Section 409A: (1) a Change in Control, (2) the Participant's separation from service, (3) a specified date, or (4) the taxable year in which the Option vests. In the event that Participant fails to exercise such an Option within the prescribed period, the Participant shall forfeit all rights under the Option; the Option Award Agreement shall terminate and be of no further force or effect; and the Company shall be released from all obligations under the Option.

The exercise price of an Option may not be repriced.

(b)

Duration of Options. Each Option shall be of a duration as specified in the applicable Award Agreement; provided, however, that the term of any Option shall be no more than 10 years from the date on which the Option is granted and shall be subject to early termination as provided herein.

(c)	Limitations on Incentive Stock Options.

(i) Employee Status. An Incentive Stock Option may be granted only to an individual who is an Employee at the time the Option is granted.

(ii) Dollar Limit. To the extent that an Incentive Stock Option (together with all Incentive Stock Options granted to the Participant under the Plan and all other stock option plans of the Company and its Affiliate) becomes exercisable for the first time during any calendar year for shares having a Fair Market Value greater than $100,000 (or such other limit effective under the Code), the portion of each Incentive Stock Option that exceeds such amount will be treated as a Nonqualified Stock Option. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the Fair Market Value of stock shall be determined as of the time the respective options were granted.

(iii) 10% Shareholder. No Incentive Stock Option shall be granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock (as determined in accordance with Code Section 424(d)) representing more than 10% of the total combined voting power of all classes of stock of the Company or of any Affiliate, unless the option price of such Incentive Stock Option is at least 110% of the Fair Market Value (determined as of the day the Incentive Stock Option is granted) of the stock subject to the Incentive Stock Option, and the Incentive Stock Option by its terms is not exercisable more than five years from the date it is granted.

(iv) Disqualifying Disposition. A Participant shall give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option which occurs within (A) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Code Section 424(h)) such Option to such Participant, or (B) one year after the transfer of such shares to such Participant.

(d)

Rights as Stockholder. A Participant shall have no rights as a stockholder of the Company with respect to any shares of Common Stock covered by an Option until the date of the issuance of the stock certificate for such shares.

(e)	Other Terms and Conditions. The Option Award Agreement may contain such other provisions, which shall not be inconsistent with the Plan, as the Administrator shall deem appropriate, including, without limitation, provisions that relate to the Participant's ability to exercise an Option in whole or in part to the passage of time or the achievement of specific goals or the occurrence of certain events, as specified by the Administrator.

7.2	Manner of Exercise. An Option or portion of an Option may be exercised by delivery of an irrevocable notice of exercise in such manner as determined by the Company, stating the number of shares being purchased and the restrictions imposed on the shares so purchased, if any.

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7.3

Payment of Option Price. The right to receive shares of the Common Stock upon exercise of an Option shall be conditioned upon the delivery by the Participant of payment for shares and withholding taxes incurred by reason of the exercise and certain representations, if requested by the Administrator. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment, either through the terms of the Option Award Agreement or at the time of exercise of an Option. Acceptable forms of consideration may include:

(a)	cash, check or wire transfer (denominated in U.S. Dollars);
(b)

subject to the Company's discretion to refuse for any reason and at any time to accept such consideration and subject to any conditions or limitations established by the Administrator, other shares of Common Stock held by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the shares as to which said Option shall be exercised;

(c)

delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided, that payment of such proceeds is then made to the Company upon settlement of such sale;

(d)

cashless "net exercise" arrangement pursuant to which the Company will reduce the number of shares issued upon exercise by the largest whole number of shares having an aggregate Fair Market Value that does not exceed the aggregate exercise price, together with required withholding amounts (if any), provided that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance not satisfied by such reduction in the number of whole shares to be issued,

(e)	such other consideration and method of payment for the issuance of shares of Common Stock to the extent permitted by Applicable Laws and acceptable to the Administrator, or
(f)	any combination of the foregoing methods of payment.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1	Stock Appreciation Rights Award Agreement.
(a)

Grant. A SAR shall entitle a Participant to exercise all or a specified portion of the SAR and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the SAR from the Fair Market Value on the date of exercise of the SAR by the number of shares of Common Stock with respect to which the SAR shall have been exercised, subject to any limitations the Administrator may impose.

(b)

SAR Exercise Price. The exercise (or base) price per share of Common Stock under each SAR shall be determined by the Administrator and shall not be less than 100% of the Fair Market Value (determined as the day the SAR is granted) of the Common Stock subject to the SAR, and shall be stated in the applicable Award Agreement. The exercise price of the Common Stock under a SAR may not be repriced.

(c)

Duration of SARs. Each SAR shall be of a duration as specified in the applicable Award Agreement; provided, however, that the term of any SAR shall be no more than 10 years from the date on which the SAR is granted and shall be subject to early termination as provided herein.

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(d)	Rights as Stockholder. A Participant shall have no rights as a stockholder of the Company with respect to any shares of Common Stock covered by a SAR.
(e)

Other Terms and Conditions. The SAR Award Agreement may contain such other provisions, which shall not be inconsistent with the Plan, as the Administrator shall deem appropriate, including, without limitation, provisions that relate to the Participant's ability to exercise a SAR in whole or in part to the passage of time or the achievement of specific goals or the occurrence of certain events, as specified by the Administrator.

(f)

Form of Payment. A SAR may be paid to the Participant in the form of cash, whole shares, or a combination thereof, based on the Fair Market Value of the shares earned under the SAR on the date of payment.

8.2

Manner of Exercise. The SAR or portion of the SAR may be exercised by delivery of an irrevocable notice of exercise in such manner as determined by the Company, stating the number of shares as to which the SAR is being exercised.

ARTICLE 9

RESTRICTED STOCK

9.1	Restricted Stock Award Agreement. Shares of Common Stock that are the subject of a Restricted Stock Award will be subject to restrictions on disposition by the Participant and an obligation of the Participant to forfeit and surrender the shares to the Company under certain circumstances.

(a)	Issuance of Restricted Stock. The right to receive Restricted Stock shall be conditioned upon the delivery by the Participant of (i) payment of the purchase price, if any, in full, by an electronic transfer of funds, such other form as may be acceptable under the administrative procedures established by the Company, or any other form of legal consideration that may be acceptable to the Administrator; (ii) payment in similar form equal to such amount as the Company shall determine to be sufficient to satisfy any liability it may have for any withholding of income or other taxes under Applicable Laws incurred by reason of the vesting of the Restricted Stock or the Participant's election under Code Section 83(b); (iii) certain investment representations, if requested by the Administrator; and (iv) a copy of the executed Award Agreement in the form specified by the Administrator with respect to the grant of Restricted Stock to that Participant.

(b)

Stock Register or Certificates. Shares representing the Restricted Stock shall be recorded in the stock register of the Company in the name of the Participant to whom such Restricted Stock shall have been granted. In the event the Company issues certificates, a stock certificate or certificates representing the Restricted Stock shall be registered in the name of the Participant to whom such Restricted Stock shall have been granted, and such certificates shall remain in the custody of the Company. The Participant shall deposit with the Company stock powers or other instruments of assignment, each endorsed in blank, so as to permit retransfer to the Company of all or a portion of the Restricted Stock that shall be forfeited or otherwise not become vested in accordance with the Plan and the applicable Award Agreement

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(c)

Restrictions and Rights. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The Participant shall have the right to vote such Restricted Stock, to receive and retain all regular cash dividends and such other distributions, as the Board of Directors may, in its discretion, designate, pay or distribute on such Restricted Stock, and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Stock, except as set forth in this section. During the Restriction Period, the Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the stock until the restrictions have lapsed, and a breach of the terms and conditions established by the Administrator pursuant to the Award Agreement will cause a forfeiture of the Restricted Stock. The Award Agreement may contain such other provisions, which shall not be inconsistent with the Plan, as the Administrator shall deem appropriate.

(d)	Forfeiture. If the Participant fails to satisfy any applicable restrictions, terms and conditions set forth in this Plan or in the applicable Award Agreement for any reason, any Restricted Stock held by such Participant and affected by such conditions shall be forfeited to the Company in return for such consideration as shall be specified in the Award Agreement. The Company and its officers are authorized to reflect such forfeiture of Restricted Stock on the Company's stock ledger.

(e)

Section 83(b) Election. If a Participant makes an election under Code Section 83(b) to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Code Section 83(a), the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

ARTICLE 10

OTHER AWARDS

10.1

Bonus Stock Awards. Each Bonus Stock Award granted to a Participant will constitute a transfer of shares of Common Stock other than Restricted Stock on such terms and conditions as the Administrator shall determine. Bonus Stock Awards will be made in shares of Common Stock and may be subject to performance criteria or any other specific criteria, including service to the Company or an Affiliate, determined by the Administrator. The purchase price, if any, for Common Stock issued in connection with a Bonus Stock Award will be determined by the Administrator in its sole discretion.

10.2

Restricted Stock Unit Award. Each Restricted Stock Unit Award will be subject to such terms and conditions as the Administrator shall determine. The number and terms and conditions of Restricted Stock Units shall be determined by the Administrator. The Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including conditions based on one or more performance criteria or other specific criteria, including service to the Company or an Affiliate, in each case on a specified date or dates or over any period or periods, as the Administrator determines. The Administrator shall specify, or permit the Participant to elect, the conditions and dates upon which the shares of Common Stock underlying the Restricted Stock Units which shall be issued, which dates shall not be earlier than the date as of which the Restricted Stock Units vest and become nonforfeitable and which conditions and dates shall be subject to compliance with Section 409A. Restricted Stock Units may be paid in cash, shares of Common Stock, or both, as determined by the Administrator. On the distribution dates, the Company shall issue to the Participant one unrestricted, fully transferable share of Common Stock (or the Fair Market Value of one such Share in cash) for each vested and nonforfeitable Restricted Stock Unit.

10.3

Other Awards. The Administrator may from time to time in its sole discretion determine which of the eligible Employees, Directors and Consultants of the Company and its Affiliates should receive grants of other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including without limitation dividend equivalents, phantom stock, phantom stock units and performance units. Such Awards may be issued alone or in conjunction with other Awards under the Plan. In addition, the Administrator may, from time to time, in its sole discretion and consistent with Applicable Laws that would prohibit the imposition of the constructive or actual receipt of income, afford a Participant the opportunity to convert the form of Award currently held by the Participant prior to the time such Participant would become vested in such Award (e.g., from a Restricted Stock Award to a restricted stock unit award). The Administrator, in its sole discretion, may include in any Award any provisions necessary to avoid adverse tax consequences to the Participant under Section 409A.

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ARTICLE 11

ISSUANCE OF SHARES

11.1

Stock Certificates. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Common Stock pursuant to the exercise of any Award, unless and until the Board of Directors has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all Applicable Laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares are listed or traded. The Company shall not be required to issue or deliver any certificates evidencing shares of Common Stock prior to satisfaction of any applicable vesting requirement. All stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other under Applicable Laws and rules and regulations and to reflect vesting restrictions. The Administrator may place legends on any stock certificate to reference restrictions applicable to the shares. In addition to the terms and conditions provided herein, the Board of Directors may require that a Participant make such reasonable covenants, agreements, and representations as the Board of Directors, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator. No fractional shares of Common Stock shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.

11.2	Nontransferability.

(a)	No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. Except as otherwise provided by the Administrator, no Award shall be assigned, transferred, or otherwise disposed of by a Participant for value other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a domestic relations order, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed.

(b)

During the lifetime of the Participant and for so long as the Participant is not incapacitated, only the Participant may exercise an Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a domestic relations order. Notice to exercise an Award shall be signed by the Participant or other person then entitled to exercise the Award or such portion of the Award. In the event that an Award shall be exercised by any person or persons other than the Participant, the Administrator may require appropriate proof of the right of such person or persons to exercise the Award. In addition, the Administrator may require such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations, the rules of any securities exchange on which the Common Stock is traded or any other Applicable Laws. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars. After the death or incapacitation of the Participant, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Participant’s will or under the then Applicable Laws of descent and distribution.

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(c)	Notwithstanding the foregoing, the Administrator, in its sole discretion, may determine to permit a Participant to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award); and (iii) the Participant and the Permitted Transferee shall execute any and all documents requested by the Administrator.

11.3	Paperless Administration. Subject to Applicable Laws, the Administrator may make Awards, provide applicable disclosure and establish procedures for exercise of Awards by an internet website or interactive voice response system for the paperless administration of Awards.

ARTICLE 12

TERMINATION OF CONTINUOUS SERVICE

12.1	Effect of Termination of Continuous Service. Except as otherwise provided in an applicable Award Agreement or employment agreement with a Participant, or as otherwise provided by the Administrator, any vesting of any Award shall cease upon termination of the Participant's Continuous Service, and any Award shall be exercisable only to the extent that it was exercisable on the date of such termination of Continuous Service. Any Award not exercisable as of the date of termination, and any Award or portions thereof not exercised within the period specified herein, shall terminate.

(a)

Termination Other than for Cause. Subject to any limitations set forth in the agreement for an Award, and provided that the notice of exercise is provided as required by the Plan prior to the expiration of the Award, the Participant shall be entitled to exercise the Award (i) during the Participant's Continuous Service, and (ii) for a period of 90 days after the date of termination of the Participant's Continuous Service for reason other than Cause, or such longer period as may be set forth in the Award Agreement.

(b)	Termination by Death. Notwithstanding subsection (a), if a Participant's Continuous Service should terminate as a result of the Participant's death, or if a Participant should die within a period of 90 days after termination of the Participant's Continuous Service under circumstances in which subsection (a) would permit the exercise of the Award following termination, the personal representatives of the Participant's estate or the person or persons who shall have acquired the Award from the Participant by bequest or inheritance may exercise the Award at any time within one year after the date of death, but not later than the expiration date of the Award.

(c)

Termination by Disability. Notwithstanding subsection (a), if a Participant's Continuous Service should terminate by reason of the Participant's Disability, the Participant may exercise the Award at any time within one year after the date of termination but not later than the expiration date of the Award.

(d)	Termination for Cause. Notwithstanding anything herein to the contrary, and unless otherwise provided by the Award Agreement, if the Participant is terminated for Cause, all unexercised Awards granted to the Participant shall terminate immediately upon such termination.

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(e)	Extension of Award Termination Date. The Administrator, in its sole discretion, may extend the termination date of an Award granted under the Plan without regard to the preceding provisions of this section. Exercise of an Incentive Stock Option beyond the periods provided in subsections (a), (b) and (c) shall evidence the Participant's consent to such extension and any resulting recharacterization of the Option as a Nonqualified Stock Option.

12.2	Effect of Termination of Continuous Service on Stock. Except as otherwise provided in an applicable Award Agreement or employment agreement with a Participant, or as otherwise provided by the Administrator, in the event that a Participant terminates Continuous Service with the Company for any reason, including Disability of the Participant, any unvested shares of Common Stock held by such Participant as of the date of such termination of Continuous Service shall be forfeited to the Company as of the date of termination of Continuous Service.

ARTICLE 13

REORGANIZATION, RECAPITALIZATION AND CHANGE IN CONTROL

13.1

Adjustments to Common Stock. The shares with respect to which Awards may be granted are shares of Common Stock as presently constituted; provided, however, that if, and whenever, prior to the expiration or distribution to the Participant of an Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable, (a) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the exercise price per share shall be proportionately reduced, and (b) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the exercise price per share shall be proportionately increased. Notwithstanding the foregoing, any such adjustment made with respect to an Award that is an Incentive Stock Option shall comply with the requirements of Code Section 424(a), and in no event shall any such adjustment be made which would render (i) any Incentive Stock Option granted under the Plan to be other than an "incentive stock option" for purposes of Code Section 422 or (ii) any award that is intended to be exempt from, or comply with, Section 409A to fail to comply with Section 409A.

13.2	Recapitalization. If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of a previously granted Award, the Participant shall be entitled to receive (or entitled to purchase, if applicable) under such Award, in lieu of the number of shares of Common Stock then covered by such Award, the number and class of shares of stock and securities to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Participant had been the holder of record of the number of shares of Common Stock then covered by such Award.

13.3	Change in Control. In the event of a Change in Control, the Administrator in its sole discretion may:
(a)

Substitution of Awards. negotiate a binding agreement whereby the surviving corporation or acquiring corporation may assume any outstanding Award under the Plan or may substitute similar stock awards on an equitable basis of appropriate stock of the Company, or of the surviving corporation or acquiring corporation, which will be issuable in respect of the Common Stock (including an award to acquire the same consideration paid to the stockholders in the Change in Control) for those outstanding under the Plan; provided that with respect to (i) each outstanding Incentive Stock Option, any such substituted award meets the requirements of Code Section 424(a) and (ii) each outstanding Award subject to Section 409A, any such substituted award meets the requirements of Section 409A;

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(b)	Acceleration of Vesting. accelerate the vesting of outstanding Awards (and, if applicable, the time during which such Awards may be exercised);

(c)

Acceleration of Exercise: in lieu of, or in addition to, accelerating the vesting of outstanding Awards, the Administrator may, upon written notice to Participants, provide that all unexercised Awards must be exercised or satisfied upon the Change in Control or within a specified number of days of the date of such Change in Control or such Awards will terminate. In response to such notice, a Participant may make an irrevocable election to exercise the Participant's Award contingent upon and effective as of the effective date stated in such notice. Any Award shall terminate if not exercised upon the time frame stated in the notice. The Administrator may, in its sole discretion, accelerate the vesting of any outstanding Award in connection with any proposed or completed Change in Control.

(d)	Cash-Out: prior to such a Change in Control, terminate any or all unexercised Awards (after acceleration of vesting) in exchange for cash or consideration similar to that received by stockholders of Common Stock of the Company in the Change in Control, less the exercise price required under any such Awards.

13.4

Other Events. In the event of changes to the outstanding Common Stock by reason of recapitalization, reorganization, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for under this article, any outstanding Awards and any Award Agreements evidencing such Awards shall be subject to adjustment by the Administrator in its discretion as to the number and exercise price of shares of Common Stock or other consideration subject to such Award. In the event of any such change to the outstanding Common Stock, the aggregate number of shares available under the Plan may be appropriately adjusted by the Administrator, the determination of which shall be conclusive.

13.5

No Adjustment for Certain Awards. Except as hereinabove expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair market value, shall not affect previously granted Awards, and no adjustment by reason thereof shall be made with respect to the number of shares of Common Stock subject to Awards theretofore granted or the exercise price per share, if applicable.

ARTICLE 14

AMENDMENT AND TERMINATION

14.1	Amendment of the Plan. The Board of Directors may at any time and from time to time alter, amend, suspend or terminate the Plan or any part thereof as it may deem proper, except that no such action shall diminish or impair the rights under an Award previously granted without the consent of the affected Participant. Unless the stockholders of the Company shall have given their approval, the Board of Directors may not amend the Plan to (a) increase the maximum aggregate number of shares that may be issued under the Plan, (b) increase the maximum number of shares that may be issued under the Plan through Incentive Stock Options, (c) change the class of individuals eligible to receive Awards under the Plan, or (d) make any other change that would require stockholder approval under Applicable Laws.

14.2

Termination of the Plan. The Board of Directors may at any time suspend or terminate the Plan. No such suspension or termination shall diminish or impair the rights under an Award previously granted without the consent of the affected Participant, and termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the tenth anniversary of the Effective Date.

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ARTICLE 15

GENERAL PROVISIONS

15.1

Tax Obligations. To the extent provided by the terms of an Award Agreement, the Participant may satisfy any federal, state local and foreign income or other tax withholding obligation (including the Participant’s FICA or employment tax obligation) under Applicable Laws relating to the exercise or acquisition of Common Stock under an Award by tendering a cash payment or, if permitted by the Administrator, either withholding from any cash compensation paid to the Participant by the Company or its Affiliate or delivering to the Company owned and unencumbered shares of Common Stock. The number of shares of Common Stock which may be withheld or surrendered shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. Notwithstanding any provision to the contrary, all taxes associated with participation in the Plan, including any liability imposed under Section 409A, shall be borne by the Participant.

15.2	Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A, the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under Section 409A.

15.3

Rule 16b-3. It is intended that, at any time the Company is Publicly Traded, the Plan and any Award made to a person subject to Section 16 of the Exchange Act shall meet all of the requirements of Rule 16b-3. If any provision of the Plan or of any such Award would disqualify the Plan or such Award under, or would otherwise not comply with the requirements of, Rule 16b-3, such provision or Award shall be construed or deemed to have been amended as necessary to conform to the requirements of Rule 16b-3.

15.4	Section 162(m).

(a)

Performance-Based Compensation. It is intended that, at any time when the Common Stock is Publicly-Traded, the Plan shall comply fully with and meet all the requirements of Section 162(m) so that Awards hereunder which are made to Participants who are "covered employees" (as defined in Section 162(m)) shall constitute "performance-based" compensation within the meaning of Section 162(m). If an Award is intended to qualify as “performance-based” compensation within the meaning of Section 162(m), it shall be payable solely on account of attainment of established performance goals. If any provision of the Plan or an applicable Award Agreement would disqualify the Plan or Award or would not otherwise permit the Plan or Award to comply with Section 162(m) as so intended, such provision shall be construed or deemed amended to conform to the requirements or provisions of Section 162(m).

(b)	Performance-Based Requirements. To the extent necessary to comply with the requirements of Section 162(m)(4)(C), with respect to any Award which is intended to qualify as performance-based compensation, no later than 90 days following the commencement of any performance period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m)), the Administrator shall, in writing, (i) designate one or more eligible individuals, (ii) select the performance criteria applicable to such performance period, (iii) establish the performance goals and amounts of such Awards that may be earned for such performance period, and (iv) specify the relationship between performance criteria and the performance goals and the amounts of such Awards, as applicable, to be earned by each covered employee for such performance period.

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(c)	Performance Criteria. The performance criteria to be utilized under the Plan for such purposes shall consist of objective tests based on one or more of the following: achievement of benchmarks such as specified acquisitions or financings; earnings or earnings per share; cash flow; customer satisfaction; revenues; financial return ratios (such as return on equity and/or return on assets); market performance; stockholder return or value; operating profits; EBITDA; net profits; profit returns and margins; stock price; credit quality; sales growth; market share; comparisons to peer companies (on a company-wide or divisional basis); working capital; or individual or aggregate employee performance.

(d)	Certification of Results. Following the completion of each performance period, the Administrator shall certify in writing whether and the extent to which the applicable performance goals have been achieved for such performance period. In determining the amount earned under such Awards, the Administrator shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant including the assessment of individual or corporate performance for the performance period.

15.5	Section 13(k). Notwithstanding any other provision of the Plan to the contrary, no Participant who is an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

15.6

Beneficiary Designations. Each Participant may, from time to time, name a beneficiary or beneficiaries (who may be contingent or successive beneficiaries) for purposes of receiving any amount which is payable in connection with an Award under the Plan upon or subsequent to the Participant's death. Each such beneficiary designation shall serve to revoke all prior beneficiary designations, be in a form prescribed by the Company and be effective solely when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such written beneficiary designation, for purposes of the Plan, a Participant's beneficiary shall be the Participant's estate.

15.7	No Employment Rights. Nothing contained in this Plan or in any Award granted under the Plan shall confer upon any Participant any right with respect to the continuation of such Participant's Continuous Service by the Company or any Affiliate or interfere in any way with the right of the Company or any Affiliate, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such Continuous Service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of the Award.

15.8	Jurisdictions. In order to assure the viability of Awards granted to Participants employed in various jurisdictions, the Administrator shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the Applicable Laws in which the Company may operate to assure the viability of the benefits from Awards granted to Participants employed in such countries, to accommodate differences in local law, tax policy, or custom applicable in the jurisdiction in which the Participant resides or is employed and to meet the objectives of the Plan. Moreover, the Administrator may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Article 4. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate any Applicable Laws.

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15.9	Foreign Currency. A Participant may be required to provide evidence that any currency used to pay the exercise price of any Award was acquired and taken out of the jurisdiction in which the Participant resides in accordance with Applicable Laws, including foreign exchange control laws and regulations. The amount payable will be determined by conversion from U.S. dollars at the exchange rate as selected by the Administrator on the date of exercise.

15.10	Other Employee Benefits. Unless so provided by the applicable plan, the amount of compensation deemed to be received by a Participant as a result of the exercise of an Award shall not constitute earnings with respect to which any other employee benefits of the person are determined, including without limitation benefits under any pension, profit sharing, life insurance, or disability or other salary continuation plan.

15.11

Confidentiality of Information. Except as required by Applicable Laws, information regarding the grant of Awards under this Plan is confidential information of the Company and may not be shared with anyone other than the Participant's immediate family and personal financial advisor and other person(s) designated by Participant by power of attorney or assignment.

15.12	No Funding. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to ensure the payment of any Award.

15.13

Severability. If any provision of this Plan is held by any court or governmental authority to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions. Instead, each provision held to be illegal or invalid shall, if possible, be construed and enforced in a manner that will give effect to the terms of such provision to the fullest extent possible while remaining legal and valid.

15.14	Governing Law and Venue. This Plan, and all Awards granted under this Plan, shall be construed and shall take effect in accordance with the laws of the State of Nevada without regard to conflicts of laws principles.

15.15

Use of Proceeds. Any cash proceeds received by the Company from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes, but in no event shall be used to purchase shares in the public market for issuance of Stock or Awards under the Plan.

15.16	Appendices. The Administrator may approve such supplements, amendments or appendices to the Plan as it may consider necessary or appropriate for purposes of compliance with Applicable Laws or otherwise and such supplements, amendments or appendices shall be considered a part of the Plan; provided, however, that no such supplements shall increase the share limitations contained in Article 4.

15.17	Indemnification. To the extent allowable pursuant to Applicable Laws, each member of the Administrator and of the Board of Directors shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which the member may be a party or in which the member may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

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